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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NRG YIELD, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Aggregate number of securities to which transaction applies:
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

March 16, 2016

Dear Stockholder:

        We are pleased to invite you to attend NRG Yield, Inc.'s Annual Meeting of Stockholders, which will be held at 9 a.m., Eastern Time, on Tuesday, April 26, 2016, at The Ritz-Carlton, Philadelphia, located at 10 Avenue of the Arts, Philadelphia, Pennsylvania 19102. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

        On behalf of NRG Yield, Inc., I thank you for your ongoing interest and investment in NRG Yield, Inc. We are committed to acting in your best interests. If you have any questions with respect to voting, please call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll free).

Sincerely,

JOHN F. CHLEBOWSKI
Interim Chairman of the Board

THIS PROXY STATEMENT AND PROXY CARD ARE
BEING DISTRIBUTED ON OR ABOUT MARCH 16, 2016.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

NRG Yield, Inc.
211 Carnegie Center, Princeton, New Jersey 08540

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9 a.m., Eastern Time, on Tuesday, April 26, 2016
PLACE	The Ritz-Carlton, Philadelphia 10 Avenue of the Arts Philadelphia, Pennsylvania 19102
ITEMS OF BUSINESS	(1) To elect six directors.
(2) To approve an amendment to the Second Amended and Restated Certificate of Incorporation.
(3) To ratify the appointment of KPMG LLP as NRG Yield, Inc.'s independent registered public accounting firm for the 2016 fiscal year.
(4) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.
RECORD DATE	You are entitled to vote if you were a stockholder of record of our Class A, Class B, Class C or Class D common stock at the close of business on March 7, 2016.
PROXY VOTING
Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. For specific instructions, please refer to the information on pages 1-6 of the Proxy Statement, the Notice of Internet Availability of Proxy Materials or the voting instructions on the proxy card.

By Order of the Board of Directors
BRIAN E. CURCI Corporate Secretary

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

2016 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

Annual Meeting Information	1
What is the purpose of the Annual Meeting?	1
Who is entitled to vote at the Annual Meeting?	1
How many votes do I have?	1
Why are proposals relating to an advisory vote on executive compensation (Say on Pay) and on the frequency of the Say on Pay vote (Say on Frequency) not included among the proposals for this Annual Meeting?	2
What are the Board's recommendations?	2
How many votes must be present to hold the Annual Meeting?	3
What vote is required to approve each proposal?	3
What are abstentions and broker non-votes and how are they treated?	3
How do I vote?	4
May I change my vote?	5
What should I bring to the Annual Meeting if I attend in person?	5
What happens if I do not provide instructions as to how to vote?	5
Where can I obtain the list of stockholders entitled to vote?	5
Who pays the cost of solicitation of proxies?	5
Who is the Company's transfer agent?	5
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?	6
Where can I find directions to the Annual Meeting?	6
What is "householding"?	6
How can I request additional materials?	6
Whom should I call if I have questions about the Annual Meeting?	6
Governance of the Company	7
Corporate Governance Guidelines and Charters	7
Controlled Company	7
Board Structure	7
Governance Practices	8
Board Leadership	8
Risk Oversight	8
Committee Membership	9
Audit Committee	9
Compensation Committee	10
Corporate Governance, Conflicts and Nominating Committee	11
Code of Conduct	13

i

ii

PROXY STATEMENT

        We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors (Board) of NRG Yield, Inc. for the 2016 Annual Meeting of Stockholders (Annual Meeting) and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held on Tuesday, April 26, 2016, at 9 a.m. Eastern Time at The Ritz-Carlton, Philadelphia, 10 Avenue of the Arts, Philadelphia, Pennsylvania 19102. In this Proxy Statement, "we," "us," "our," "Yield" and the "Company" refer to NRG Yield, Inc.

        You are receiving this Proxy Statement because you own shares of our Class A, Class B, Class C or Class D common stock, par value $0.01 per share, that entitle you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. The Proxy Statement describes the matters on which we would like you to vote and provides information on those matters.

ANNUAL MEETING INFORMATION

What is the purpose of the Annual Meeting?

        The purpose of the Annual Meeting is to:

  1.
  elect six directors;

  2.
  approve an amendment to the Second Amended and Restated Certificate of Incorporation;

  3.
  ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2016 fiscal year; and

  4.
  conduct such other business as may properly come before the Annual Meeting and any adjournment or postponement.

        Other than these proposals, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

        All of our stockholders may attend the Annual Meeting. However, only stockholders who owned our Class A, Class B, Class C or Class D common stock at the close of business on March 7, 2016, the record date for the Annual Meeting, or their duly appointed proxies, are entitled to vote at the Annual Meeting.

        Many stockholders hold their shares through a stockbroker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

  •
  Stockholder of Record — If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record of those shares.

  •
  Beneficial Owner — If your shares are held in a stock brokerage account, or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in "street name." As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you follow the procedures of your broker, trustee or nominee for obtaining a legal proxy. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use.

How many votes do I have?

        You have one vote for each share of our Class A or Class B common stock you owned as of the record date for the Annual Meeting. You have 1/100th of one vote for each share of our Class C or Class D common stock you owned as of the record date for the Annual Meeting. Holders of shares of our Class A, Class B, Class C and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise provided by applicable law. NRG Energy, Inc. (NRG), through its ownership of our Class B and Class D common stock, held approximately 55.1% of the combined voting power of our common stock as of the record date.

Why are proposals relating to an advisory vote on executive compensation (Say on Pay) and on the frequency of the Say on Pay vote (Say on Frequency) not included among the proposals for this Annual Meeting?

        We are no longer considered an "emerging growth company," as defined under rules of the Securities and Exchange Commission (SEC), and as a result, are no longer exempt from including a Say on Pay or Say on Frequency proposal on that basis. However, we have not included a Say on Pay or Say on Frequency proposal in this proxy statement as we do not pay any compensation to any of our executive officers.

        Under Rule 14a-21(a) and (b) of the Securities Exchange Act of 1934, as amended, Say on Pay and Say on Frequency proposals are required to be included if (i) the registrant is making a solicitation in connection with a stockholder meeting where directors will be elected, and (ii) the rules and regulations of the SEC require that the registrant include executive compensation disclosure pursuant to Item 402 of Regulation S-K. Pursuant to an interpretation issued by the SEC, in the event that a parent and subsidiary are both Exchange Act reporting companies, and the subsidiary pays a management fee to the parent for use of the executives, disclosure of the structure of the management agreement and fees would have to be reported under Item 404 of Regulation S-K in lieu of disclosure under Item 402. Accordingly, we report our arrangement as described below with NRG pursuant to Item 404 and do not report under Item 402. Therefore, neither a Say on Pay nor a Say on Frequency proposal is required to be considered at our Annual Meeting.

        All of our executive officers are compensated solely by NRG, and we do not have any input into the performance metrics or compensation paid to those executives. We have entered into a Management Services Agreement with NRG pursuant to which NRG provides management and administration services to us in exchange for a management fee. We do not reimburse NRG for compensation related expenses attributable to an executive officer's time dedicated to providing services for us. For further description of the Management Services Agreement, see "Certain Relationships and Related Person Transactions — Management Services Agreement." In the event we pay any compensation to our executive officers in the future, we will include a Say on Pay and Say on Frequency proposal to be considered at the applicable annual meeting of stockholders.

What are the Board's recommendations?

        The Board recommends a vote:

  1.
  FOR the election of the director nominees;

  2.
  FOR the approval of the amendment to the Second Amended and Restated Certificate of Incorporation; and

  3.
  FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2016 fiscal year.

        If you grant a proxy and any additional matters are properly presented for a vote at the Annual Meeting, either of the persons named as proxy holders, Mauricio Gutierrez or Brian E. Curci, will have the discretion to vote your shares.

How many votes must be present to hold the Annual Meeting?

        We will have a quorum, and will be able to conduct the business of the Annual Meeting, if the holders of a majority in voting power of the outstanding shares of our Class A, Class B, Class C and Class D common stock entitled to vote at the Annual Meeting are represented in person or by proxy at the Annual Meeting. As of the record date, there were                              votes entitled to be cast in the aggregate by the holders of all shares of our common stock outstanding, consisting of:

  •
                               shares of our Class A common stock (representing the same number of votes);

  •
                               shares of our Class B common stock (representing the same number of votes);

  •
                               shares of our Class C common stock (representing                             votes); and

  •
                               shares of our Class D common stock (representing                              votes).

        The presence of holders entitled to cast at least                          votes will be required to establish a quorum. Both abstentions and broker non-votes, if any, are counted as present for determining the presence of a quorum. For more information regarding the treatment of abstentions and broker non-votes, see "What are abstentions and broker non-votes and how are they treated?"

What vote is required to approve each proposal?

  1.
  Election of Directors — The nominees for election as directors at the Annual Meeting will be elected by the vote of a plurality in voting power of the shares of our Class A, Class B, Class C and Class D common stock entitled to vote on the election, voting as a single class, represented in person or by proxy at the Annual Meeting. This means the director nominees receiving the highest number of affirmative votes will be elected as directors. Votes withheld from a director nominee will have no effect on the election of the director from whom votes are withheld.

  2.
  Approval of Amendment to the Second Amended and Restated Certificate of Incorporation — This proposal requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock outstanding.

  3.
  Ratification of KPMG LLP's Appointment — This proposal requires the affirmative vote of a majority in voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If the selection of KPMG LLP as our independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection.

What are abstentions and broker non-votes and how are they treated?

        An abstention occurs when a stockholder or its proxy is present at the meeting and entitled to vote on a proposal but either expressly abstains or does not vote on the proposal. A "broker non-vote" occurs when a broker has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote the shares because the proposal is non-routine. Brokers who do not receive instructions from the beneficial owner are entitled to vote on the approval of the amendment to the Second Amended and Restated Certificate of Incorporation and the ratification of KPMG LLP's appointment for the 2016 fiscal year, but not on the election of directors. Broker non-votes and abstentions, if any, will be treated as follows with respect to votes on each of the proposals:

Proposal		Treatment of Abstentions	Treatment of Broker Non-Votes
1.	Election of Directors	No effect on this proposal.	No effect on this proposal.
2.	Approval of Amendment to the Second Amended and Restated Certificate of Incorporation	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	Not applicable since brokers have discretionary authority to vote on this proposal.
3.	Ratification of KPMG LLP's Appointment	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	Not applicable since brokers have discretionary authority to vote on this proposal.

How do I vote?

        If you hold shares of Class A, Class B, Class C or Class D common stock directly as the stockholder of record, you may vote in person, by granting a proxy or, if you hold shares in street name, by submitting voting instructions to your broker, trustee, or nominee. You may vote over the Internet, by telephone or, if you have a paper copy of the proxy materials, by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker, trustee, or nominee.

  •
  Vote By Internet:  If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time on April 25, 2016 by visiting the website provided on the Notice of Internet Availability of Proxy Materials (Notice) or voting instruction card. If you vote by using the Internet, you do not need to return your proxy card or voting instruction card.

  •
  Vote By Telephone:  If you live in the United States, you may use any touch-tone telephone to vote your proxy toll-free 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time on April 25, 2016. The telephone number is printed on your proxy card or voting instruction card. If you vote by telephone, you do not need to return your proxy card or voting instruction card.

  •
  Vote By Mail:  If you received or requested a paper copy of the materials, you may submit your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker, trustee, or nominee, and mailing it in the enclosed, postage-paid, addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends. Mark, sign, and date your proxy card and return it in the postage-paid envelope provided as soon as possible so that it is received by the Company prior to April 26, 2016, the Annual Meeting date.

  •
  Vote In Person:  If you are a record holder or a beneficial owner of shares held in street name who has received a legal proxy and you are planning to attend the Annual Meeting and wish to vote your shares in person, we will give you a ballot at the Annual Meeting.

May I change my vote?

        You may change your proxy instructions or revoke your proxy at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by: (a) delivering a written notice of revocation bearing a later date than the proxy being revoked, (b) signing and delivering a later dated written proxy relating to the same shares, or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). For shares held in street name, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee, or by obtaining a legal proxy from your broker and voting your shares by ballot at the Annual Meeting.

What should I bring to the Annual Meeting if I attend in person?

        Proof of your ownership of Class A, Class B, Class C or Class D common stock, along with personal identification (such as a driver's license or passport), must be presented in order to be admitted to the Annual Meeting. If your shares are held in street name and you plan to attend the Annual Meeting in person, you must bring a brokerage statement, the voting instruction card mailed to you by your bank or broker or other proof of ownership (or the equivalent proof of ownership as of the close of business on the record date of the stockholder who granted you the proxy) with you to the Annual Meeting. Registration will begin at 8 a.m., Eastern Time. Please allow ample time for check-in. No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

What happens if I do not provide instructions as to how to vote?

        If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

Where can I obtain the list of stockholders entitled to vote?

        The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the Annual Meeting, between the hours of 8:30 a.m. and 5:00 p.m., Eastern Time, at our principal executive offices at 211 Carnegie Center, Princeton, New Jersey 08540. Please contact our Corporate Secretary if you wish to review the list of stockholders at our principal executive offices.

Who pays the cost of solicitation of proxies?

        We will pay for the cost of preparing, assembling, printing, mailing and distributing these proxy materials. Our directors, officers and employees may solicit proxies or votes in person, by telephone, or by electronic communication. Such individuals will not receive any additional compensation for these solicitation activities. We have retained MacKenzie Partners, Inc. to assist us in soliciting your proxy for an estimated fee of $15,000, plus reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other solicitation materials to beneficial owners of our common stock.

Who is the Company's transfer agent?

        Our transfer agent is Computershare. All communications concerning stockholder inquiries can be handled by contacting NRG Yield, Inc. c/o Computershare, Computershare Investor Services, P.O. Box 30170, College Station, Texas 77842-3170, or by telephone at 1-877-498-8861, or 1-781-575-2725 (outside the U.S. and Canada), or 1-800-952-9245 (Hearing Impaired-TTY). Their website is http://www.computershare.com. Certificates for transfer and address changes should be sent to Computershare, P.O. Box 30170, College Station, Texas 77842-3170.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

        Pursuant to rules adopted by the SEC, we are using the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, we are sending the Notice to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

Where can I find directions to the Annual Meeting?

        Directions to the Annual Meeting can be found at The Ritz-Carlton's website at http://www.ritzcarlton.com/en/hotels/philadelphia/hotel-overview/directions

What is "householding"?

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, multiple stockholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the proxy materials or the Notice. We have undertaken householding to reduce our printing costs and postage fees. Stockholders may elect to receive individual copies of the proxy materials or Notice at the same address by contacting Broadridge Financial Solutions, Inc. by telephone at 1-866-540-7095, by mail at Broadridge Financial Solutions Inc., Householding Department, 51 Mercedes Way, Edgewood NY 11717, or by e-mail at sendmaterial@proxyvote.com. Stockholders who are receiving individual copies of such materials, and who would like to receive single copies at a shared address, may contact Broadridge Financial Solutions, Inc. with this request by using the contact information provided above.

How can I request additional materials?

        Stockholders may request additional copies of the proxy materials or Notice by contacting Broadridge Financial Solutions, Inc. by telephone at 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com.

Whom should I call if I have questions about the Annual Meeting?

        If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:

MacKenzie Partners, Inc.
105 Madison Avenue,
New York, NY 10016

Toll Free: (800) 322-2885
Collect: (212) 929-5500
Fax: (212) 929-0308
Email: proxy@mackenziepartners.com

*            *            *

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be held on Tuesday, April 26, 2016

        Each of the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 is available at www.envisionreports.com/nyld. If you would like to receive, without charge, a paper copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, please send your request to Investor Relations, 211 Carnegie Center, Princeton, New Jersey 08540.

GOVERNANCE OF THE COMPANY

Corporate Governance Guidelines and Charters

        The Board has adopted Corporate Governance Guidelines (Guidelines) that, along with the Second Amended and Restated Certificate of Incorporation, the Second Amended and Restated Bylaws (Bylaws) and the charters of the committees of the Board (Committees), provide the framework for the governance of the Company. The Board's Corporate Governance, Conflicts and Nominating Committee is responsible for periodically reviewing the Guidelines and recommending any proposed changes to the Board for approval. The Guidelines are available on the Corporate Governance section of the Company's website at http://investor.nrgyield.com, along with the charters of all the Committees of the Board and the Code of Conduct. The Guidelines, the charters of all of the Committees and the Code of Conduct are available in print to any stockholder who requests them.

Controlled Company

        For purposes of the New York Stock Exchange (NYSE) rules, we are a "controlled company." Controlled companies under those rules are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. NRG controls more than 50% of the combined voting power of our common stock and has the voting power to elect the members of our Board. Accordingly, we are eligible to, and we may, take advantage of certain exemptions from corporate governance requirements provided in the NYSE rules. As a controlled company, we are not required to have (a) a majority of independent directors, (b) a Nominating/Corporate Governance Committee composed entirely of independent directors, (c) a Compensation Committee composed entirely of independent directors or (d) an annual performance evaluation of the Nominating/Corporate Governance and Compensation Committees. Therefore, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the applicable NYSE rules. However, we have elected to have a Compensation Committee and a Corporate Governance, Conflicts and Nominating Committee consisting entirely of independent directors and we conduct an annual performance evaluation of these committees. The controlled company exemption does not modify the independence requirements for the Audit Committee, and we have complied with the requirements of the Sarbanes-Oxley Act and the NYSE rules, which require that our Audit Committee be composed of at least three members, all of whom are independent.

Board Structure

        Our Board consists of six members. Our Board is responsible for, among other things, overseeing the conduct of our business, reviewing and, where appropriate, approving our long-term strategic, financial and organizational goals and plans, and reviewing the performance of our Chief Executive Officer and other members of senior management. Our Board conducts an annual self-evaluation, which includes a review of any areas in which the Board or management believes the Board can make a better contribution to our corporate governance, as well as a review of the committee structure and an assessment of the Board's compliance with corporate governance principles. In fulfilling the Board responsibilities, directors have full access to our management and independent advisors.

        During the 2015 fiscal year, the Board held three regularly scheduled meetings and three special meetings. During the 2015 fiscal year, no director attended less than 75% of the total of the Board meetings and the meetings of the Committees on which he or she served.

        The Guidelines provide that non-management directors meet in executive session regularly following Board meetings.

        Directors are encouraged to attend the Annual Meetings of Stockholders. All of the directors attended the 2015 Annual Meeting of Stockholders.

Governance Practices

        The Board takes a proactive approach in applying leading governance practices. As described in the Guidelines, the Board follows a series of governance practices that it believes foster effective Board oversight and accountability to our stockholders. These practices include:

  •
  succession planning for the Chief Executive Officer and other senior management;

  •
  annual performance evaluations of the Board and each of its standing Committees, as well as periodic peer review for individual directors;

  •
  robust director orientation and continuing education program, including Company site visits and information sessions with Company management at relevant sites; and

  •
  access to and engagement of outside advisors and consultants to assist in their performance of their duties, as appropriate.

Board Leadership

        As stated in the Guidelines, the Board understands that there is no single, generally accepted approach to providing Board leadership and that it is in the best interests of the Company for the Board to make a determination regarding whether or not to separate the roles of Chairman and Chief Executive Officer based upon the present circumstances. Currently, John F. Chlebowksi, a non-executive director, serves as Interim Chairman. Irrespective of the Company's current practice, the Board believes that an effective board leadership structure is highly dependent on the experience, skills and personal interaction between persons in leadership roles.

        Currently, the Interim President and Chief Executive Officer, Mr. Gutierrez, and the Interim Chairman, Mr. Chlebowski, work together in complementary roles. Mr. Gutierrez focuses on the day-to-day developments of the Company and establishes the Company's strategic plan. Mr. Chlebowski leads the Board's responsibilities to review, approve and monitor fundamental financial and business strategies and major corporate actions, assess major risks facing the Company and management, and preside over the Board and its Committees as they perform their oversight functions. The Board believes that these complementary roles provide the appropriate governance structure for the Company at this time.

        Although our Board believes that the separation of the Chairman and Chief Executive Officer roles is appropriate under current circumstances, it will continue to review this issue periodically to determine whether, based on the relevant facts and circumstances, combination of these offices would serve the Company's best interests and the best interests of its stockholders.

Risk Oversight

        While our management is responsible for the day-to-day management of the risks that the Company faces, the Board, as a whole and through its Committees, has responsibility for overall risk oversight of the Company. A fundamental aspect of risk oversight includes not only understanding the material risks to the business and what steps management is taking or should be taking to manage those risks, but also understanding and determining the appropriate risk appetite for the Company. The Board's role in reviewing and approving matters such as the Company's annual business plan, budget and long-term plan, strategic initiatives, individual development projects, acquisitions and divestitures, and capital allocation plan, represents the primary means by which the Board defines for management what constitutes an appropriate level of risk for the Company.

        The Board performs its risk oversight function in several ways. The Board monitors, reviews and reacts to strategic and corporate risks through reports by management, and through Committees of the Board. The Board does not have a separate risk committee, but instead believes that the entire Board is responsible for overseeing the Company's risk management with the assistance of management and the Committees. The Chair of each of the Committees regularly report to the Board on all matters reviewed by their Committees, thereby providing the full Board with the opportunity to identify and discuss any risk-related issues or request additional information from management or the Committees that may assist the Board in its risk oversight role. To this end, risk-related issues presented to the Corporate Governance, Conflicts and Nominating Committee are routinely presented to the full Board to ensure proper oversight.

        With the full Board providing the top level of risk oversight, the Audit and Compensation Committees have a more specific risk oversight role for matters that fall under their purview. The Audit Committee focuses on financial risks, including reviewing the effectiveness of our internal controls, conducting a detailed review of the financial portions of the Company's SEC reports, approving the independent auditor and the annual audit plan, and receiving periodic reports from the Company's independent auditor, the Company's internal auditor and the Company's corporate compliance officer.

        The Compensation Committee monitors the risks related to our compensation policies and practices with input from management, and reviews the Company's compensation policies and practices to determine whether they subject the Company to unnecessary risk.

Committee Membership

        The Board has the following three standing Committees: Audit, Compensation, and Corporate Governance, Conflicts and Nominating. The membership and the functions of each Committee are described below.

Name of Director	Audit		Compensation		Corporate Governance, Conflicts and Nominating
John F. Chlebowski(1)	X		X	(2)	X
Mauricio Gutierrez
Kirkland B. Andrews
Brian R. Ford	X	(2)	X		X
Ferrell P. McClean	X		X		X	(2)
Christopher S. Sotos

X = Committee Member

(1)
Interim Chairman of the Board

(2)
Committee Chair

Audit Committee

        The Audit Committee represents and provides assistance to the Board with respect to matters involving the accounting, auditing, financial reporting, internal controls and legal compliance functions of the Company and its subsidiaries, including assisting the Board in its oversight of the integrity of the Company's financial statements, compliance with legal and regulatory requirements, the qualifications, independence, and performance of the Company's independent auditors, the performance of the Company's internal audit function, and effectiveness of the Company's financial risk management.

        Among other things, the Audit Committee:

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  appoints, retains, oversees, evaluates, and compensates the independent auditors;

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  reviews the annual audited and quarterly consolidated financial statements;

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  reviews major issues regarding accounting principles and financial statement presentations;

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  reviews earnings press releases and earnings guidance provided to analysts and rating agencies;

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  reviews with the independent auditors the scope of the annual audit, and approves all audit and permitted nonaudit services provided by the independent auditors;

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  considers the adequacy and effectiveness of the Company's internal control and reporting system;

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  discusses policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the effectiveness of the Company's system for monitoring compliance with laws and regulations, and reviews the Company's tax policies and findings of regulatory agencies and independent auditors;

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  reports regularly to the Board regarding its activities and prepares and publishes required annual Committee reports;

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  establishes procedures for the receipt, retention, and treatment of complaints and concerns regarding accounting, internal accounting controls, or auditing matters;

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  oversees the internal audit and corporate compliance functions; and

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  annually evaluates the performance of the Audit Committee and the adequacy of its charter.

        Our Audit Committee consists of Mr. Ford, Mr. Chlebowski and Ms. McClean. We believe that Mr. Ford, Mr. Chlebowski and Ms. McClean qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. We also believe that each of Mr. Ford, Mr. Chlebowski and Ms. McClean qualify as an "audit committee financial expert" within the meaning of SEC regulations. Our Board has adopted a written charter for the Audit Committee, which is available on our corporate website. In the 2015 fiscal year, the Audit Committee held four meetings.

Compensation Committee

        The Compensation Committee oversees the Company's overall compensation structure, policies, and programs. Among other things, the Compensation Committee:

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  reviews and recommends to the Board the compensation, incentive compensation and equity-based plans that are subject to Board approval;

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  makes recommendations regarding stock ownership guidelines;

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  reviews the compensation of directors for service on the Board and its committees;

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  if applicable, reviews and discusses with management the Compensation Discussion and Analysis (CD&A) to be included in the Company's proxy statement or annual report on Form 10-K, and based on such review and discussions, recommends to the Board that the CD&A be included in the Company's proxy statement or annual report on Form 10-K;

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  evaluates any conflicts of interest and the independence of any outside advisors engaged by the Compensation Committee;

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  reviews and oversees the Company's overall compensation strategy, structure, policies, programs, risk profile and any stockholder advisory votes on the Company's compensation practices and assesses whether the compensation structure establishes appropriate incentives for management and employees; and

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  annually evaluates the performance of the Compensation Committee and the adequacy of its charter.

        In the event the Company engages, or otherwise compensates, directly or indirectly (other than through payment to NRG pursuant to the Management Services Agreement as described in "Certain Relationships and Related Person Transactions"), any of its officers as employees, the Compensation Committee's duties will automatically expand to include:

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  review and recommend to the Board annual and long-term goals and objectives relevant to the compensation of the President and Chief Executive Officer, evaluate the performance of the President and Chief Executive Officer in light of those goals and objectives, and determine, approve and recommend to the Board for approval, the President and Chief Executive Officer's compensation level based on such evaluation;

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  report to the Board on the review of annual and long-term goals and objectives relevant to the compensation of the Chief Financial Officer, the Executive Vice Presidents and any other officer designated by the Board, the evaluation of those officers' performance in light of those goals and objectives, the determination and approval of compensation levels based on such evaluations and the review and approval of employment arrangements, severance arrangements and benefits plans; and

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  review and approve employment agreements and severance arrangements, benefit plans not otherwise subject to Board approval, and corporate goals and objectives for officers other than the President and Chief Executive Officer.

        The Compensation Committee may delegate to one or more subcommittees such power and authority as the Compensation Committee deems appropriate. No subcommittee shall consist of fewer than two members, and the Compensation Committee shall not delegate to a subcommittee any power or authority that is required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole.

        Our Compensation Committee consists of Mr. Chlebowski, Ms. McClean and Mr. Ford. The Board has determined that all Compensation Committee members are independent under the listing standards of the NYSE, and that they are "nonemployee directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (Exchange Act) and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code (Code). In the 2015 fiscal year, the Compensation Committee held two meetings.

Corporate Governance, Conflicts and Nominating Committee

        The Corporate Governance, Conflicts and Nominating Committee recommends director candidates to the Board for election at the Annual Meeting of Stockholders, and periodically reviews the Guidelines and recommends changes to the Board. Among other things, the Corporate Governance, Conflicts and Nominating Committee:

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  identifies and reviews the qualifications of potential nominees to the Board consistent with criteria approved by the Board, and assesses the contributions and independence of incumbent directors in determining whether to recommend them for re-election;

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  establishes and reviews procedures for the consideration of Board candidates recommended by the Company's stockholders;

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  makes recommendations to the Board concerning the structure, composition, and functioning of the Board and its committees;

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  reviews and assesses the channels through which the Board receives information, and the quality and timeliness of information received;

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  reviews and recommends to the Board retirement and other tenure policies for directors;

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  reviews and approves Company policies applicable to the Board, the directors and officers subject to Section 16 of the Exchange Act;

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  reviews and reports to the Board regarding potential conflicts of interests of directors;

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  recommends to the Board director candidates for the annual meeting of stockholders, and candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

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  oversees the evaluation of the Board, its committees and management and annually reviews the Company's senior management succession plans;

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  monitors directorships in other public companies held by directors and senior officers of the Company; and

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  reviews and approves potential conflict transactions between the Company and any affiliated parties, including NRG, with respect to acquisitions of assets and other transactions, including, but not limited to, the evaluation of acquisition opportunities presented to the Company pursuant to the Amended and Restated ROFO Agreement by and between the Company and NRG, as described in "Certain Relationships and Related Person Transactions — Right of First Offer."

        The Corporate Governance, Conflicts and Nominating Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members in accordance with criteria set forth in the Guidelines. These criteria include an individual's business experience and skills, independence, judgment, integrity, and ability to commit sufficient time and attention to the activities of the Board. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all Board members. While the Company does not have a formal diversity policy, the Guidelines provide that the Committee considers these criteria in the context of the perceived needs of the Board as a whole and seeks to achieve a diversity of backgrounds and perspectives on the Board. The composition of the current Board reflects diversity in business and professional experience, skills and gender.

        The Corporate Governance, Conflicts and Nominating Committee's process for identifying and evaluating director nominees may also include consultation with all directors, solicitation of proposed nominees from all directors, the engagement of one or more professional search firms, if deemed appropriate, interviews with prospective nominees by the Committee (and other directors, if deemed appropriate) and recommendations regarding qualified candidates to the full Board.

        The Corporate Governance, Conflicts and Nominating Committee considers nominations by stockholders who recommend candidates for election to the Board. A stockholder seeking to recommend a prospective candidate for the Committee's consideration may do so by writing to the Corporate Secretary, at NRG Yield, Inc., 211 Carnegie Center, Princeton, New Jersey 08540. Recommendations submitted for consideration by the Committee in preparation for the 2017 Annual Meeting of Stockholders must be received no later than the close of business on November 16, 2016, which is the 120th day prior to the first anniversary of the date on which this Proxy Statement was first released to our stockholders in connection with the 2016 Annual Meeting. If we change the date of the 2017 Annual Meeting of Stockholders by more than 30 days from the anniversary of this year's Annual

Meeting, recommendations of director candidates must be received a reasonable time before we begin to print and mail the proxy materials for the 2017 Annual Meeting. Each notice of recommendation must contain the information required under our Bylaws, including: (a) the name and address of the stockholder; (b) the name and address of the person to be nominated; (c) a representation that the stockholder is a holder of the Company's Class A, Class B, Class C or Class D common stock and entitled to vote at the meeting; (d) a statement in support of the stockholder's recommendation, including a description of the candidate's qualifications; (e) information regarding the candidate that would be required to be included in a proxy statement filed in accordance with the rules of the SEC; and (f) the candidate's written, signed consent to serve if elected. The Corporate Governance, Conflicts and Nominating Committee will follow the process described above in considering nominees proposed by stockholders in accordance with the foregoing requirements.

        Alternatively, as discussed under "Requirements for Submission of Stockholder Proposals for Next Year's Annual Meeting," stockholders intending to appear at the 2017 Annual Meeting of Stockholders in order to nominate a candidate for election by the stockholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Corporate Governance, Conflicts and Nominating Committee was not requested to consider his or her candidacy) must comply with the procedures in the Bylaws, a copy of which is available upon request to the Company's Corporate Secretary.

        The Board and each of the Audit Committee, Compensation Committee and Corporate Governance, Conflicts and Nominating Committee conduct annual self-evaluations to assess their effectiveness and review their charters. Individual directors are also evaluated by the Board. The Corporate Governance, Conflicts and Nominating Committee coordinates each of these annual evaluations.

        Our Corporate Governance, Conflicts and Nominating Committee consists of Ms. McClean, Mr. Chlebowski and Mr. Ford. In the 2015 fiscal year, the Corporate Governance, Conflicts and Nominating Committee held 16 meetings.

Code of Conduct

        Our Board has adopted a Code of Conduct that applies to (a) all of our directors and officers, including our chief executive officer, chief financial officer, principal accounting officer and (b) NRG, as our manager under the Management Services Agreement, and its employees. Our Code of Conduct is available on our website. If we amend or grant a waiver of one or more of the provisions of our Code of Conduct, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Conduct that apply to our principal executive, financial and accounting officers by posting the required information on our website. Our website is not part of this Proxy Statement.

Communication with Directors

        Stockholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, NRG Yield, Inc., 211 Carnegie Center, Princeton, New Jersey 08540. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in his or her discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Each of the six nominees for director named in this Proxy Statement has been recommended and nominated by the Corporate Governance, Conflicts and Nominating Committee. The persons named as proxies on the proxy card intend to vote the proxies for the election of the nominees listed below to the Board. Each nominee listed below has consented to being named in this Proxy Statement and to serve as a director if elected. The biography for each director includes the specific experience, qualifications, attributes and skills that led the Board to conclude that the nominee should serve as a director. The Board believes that each of the directors has valuable individual skills and experiences that, taken together, provide the Company with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight of the Company.

Nominees for Director

        The following directors are being nominated for a one-year term, and will be elected annually. Each director will hold office until his or her successor has been elected and qualified or until the director's earlier death, resignation or removal.

John F. Chlebowski
Age 70
Interim Chairman
Compensation Committee (Chair)
Corporate Governance, Conflicts and Nominating Committee
Audit Committee

Mr. Chlebowski has served as Interim Chairman of the Board since December 2015 and a director since July 2013. Mr. Chlebowski had been a director of NRG from December 2003 to July 2013. Mr. Chlebowski served as the President and Chief Executive Officer of Lakeshore Operating Partners, LLC, a bulk liquid distribution firm, from March 2000 until his retirement in December 2004. From July 1999 until March 2000, Mr. Chlebowski was a senior executive and cofounder of Lakeshore Liquids Operating Partners, LLC, a private venture firm in the bulk liquid distribution and logistics business, and from January 1998 until July 1999, he was a private investor and consultant in bulk liquid distribution. From 1994 until 1997, he was the President and Chief Executive Officer of GATX Terminals Corporation, a subsidiary of GATX Corporation. Prior to that, he served as Vice President of Finance and Chief Financial Officer of GATX Corporation from 1986 to 1994. Mr. Chlebowski is a director of First Midwest Bancorp Inc. and the Non-Executive Chairman of SemGroup Corporation. Mr. Chlebowski also served as a director of Laidlaw International, Inc. from June 2003 until October 2007, SpectraSite, Inc. from June 2004 until August 2005, and Phosphate Resource Partners Limited Partnership from June 2004 until August 2005. Mr. Chlebowski's extensive leadership and financial expertise, as a result of his position as a former chief executive officer and his service on several boards of companies involved in the restructuring or recovery of their core business, enable him to contribute to the board of directors' significant managerial, strategic, and financial oversight skills. Furthermore, Mr. Chlebowski's service on other public boards, notably as a non-executive Chairman, provides valuable insight into the application of various governance principals to our Board.

Mauricio Gutierrez
Age 45
Interim President and Chief Executive Officer, and Director

Mr. Gutierrez has served as Interim President and Chief Executive Officer since December 2015, and a director since our formation in December 2012. From December 2012 to December 2015, Mr. Gutierrez was our Executive Vice President and Chief Operating Officer. Mr. Gutierrez has also served as President and Chief Executive Officer of NRG since December 2015. Prior to December 2015, Mr. Gutierrez was the Executive Vice President and Chief Operating Officer of NRG from July 2010 to December 2015. Mr. Gutierrez has been with NRG since August 2004 and served in multiple executive positions within NRG including Executive Vice President — Commercial Operations of NRG from January 2009 to July 2010 and Senior Vice President — Commercial Operations of NRG from March 2008 to January 2009. Prior to joining NRG in August 2004, Mr. Gutierrez held various commercial positions within Dynegy, Inc. Mr. Gutierrez's knowledge of the Company's assets, operations and businesses bring important experience and skills to our Board. As Interim President and Chief Executive Officer of the Company, Mr. Gutierrez also provides our Board with management's perspective regarding the Company's day-to-day operations and overall strategic plan. His extensive energy industry and leadership experience enables Mr. Gutierrez to provide essential guidance to our Board.

Kirkland B. Andrews
Age 48
Executive Vice President, Chief Financial Officer and Director

Mr. Andrews has served as Executive Vice President, Chief Financial Officer and director since our formation in December 2012. Mr. Andrews has also served as Executive Vice President and Chief Financial Officer of NRG since September 2011. Prior to joining NRG, he served as Managing Director and Co-Head Investment Banking, Power and Utilities — Americas at Deutsche Bank Securities from June 2009 to September 2011. Prior to this, he served in several capacities at Citigroup Global Markets Inc., including Managing Director, Group Head, North American Power from November 2007 to June 2009, and Head of Power M&A, Mergers and Acquisitions from July 2005 to November 2007. In his banking career, Mr. Andrews led multiple large and innovative strategic, debt, equity and commodities transactions. Mr. Andrews' extensive investment banking experience, specifically in the energy industry and financial structuring, brings important experience and skills to our Board.

Brian R. Ford
Age 67
Audit Committee (Chair)
Compensation Committee
Corporate Governance, Conflicts and Nominating Committee

Mr. Ford has served as a director since July 2013. Mr. Ford was the Chief Executive Officer of Washington Philadelphia Partners, LP, a real estate investment company, from 2008 through 2010. He retired as a partner from Ernst & Young LLP in June 2008 where he had been employed since 1971. Mr. Ford currently serves on the board of various public companies: GulfMark Offshore, Inc., a global provider of marine transportation, since 2009, where he also serves as the chairman of the audit committee and as a member of the governance nominating committee; AmeriGas Propane, Inc., a propane company, since 2013, where he also serves as a member of its audit committee and corporate governance committee; FS Investment Corporation III, a specialty finance company that invests primarily in the debt securities of private U.S. middle-market companies, since 2013, where he also serves as the chairman of the audit committee. He also serves on the boards of Drexel University and Drexel University College of Medicine. Mr. Ford received his B.S. in Economics from Rutgers University. Mr. Ford's extensive experience in accounting and public company matters provides strong financial, audit and accounting skills to our Board.

Ferrell P. McClean
Age 69
Corporate Governance, Conflicts and Nominating Committee (Chair)
Audit Committee
Compensation Committee

Ms. McClean has served as a director since July 2013. Ms. McClean was a Managing Director and the Senior Advisor to the head of the Global Oil & Gas Group in Investment Banking at J.P. Morgan Chase & Co. from 2000 through the end of 2001. She joined J.P. Morgan & Co. Incorporated in 1969 and founded the Leveraged Buyout and Restructuring Group within the Mergers & Acquisitions Group in 1986. From 1991 until 2000, Ms. McClean was a Managing Director and co-headed the Global Energy Group within the Investment Banking Group at J.P. Morgan & Co. She retired as a director of GrafTech International in 2014, El Paso Corporation in 2012 and Unocal Corporation in 2005. Ms. McClean's experience in investment banking for industrial companies as well as her experience and understanding of financial accounting, finance and disclosure matters enables her to provide essential guidance to our Board and management team.

Christopher S. Sotos
Age 44

Mr. Sotos has served as a director since May 2013. Mr. Sotos has also served as Senior Vice President — Strategy and Mergers and Acquisitions of NRG since November 2012. Previously, he served as NRG's Senior Vice President and Treasurer from March 2008 to September 2012. In this role, he was responsible for all treasury functions, including raising capital, valuation, debt administration and cash management. Mr. Sotos joined NRG in 2004 as a Senior Finance Analyst, following more than nine years in key financial roles within the energy sector and other industries for Houston-based companies such as Koch Capital Markets, Entergy Wholesale Operations and Service Corporation International. Mr. Sotos also serves on the board of FuelCell Energy, Inc. Mr. Sotos brings strong financial and accounting skills to our Board.

        The Board recommends a vote "FOR" the election to the Board of each of the foregoing nominees. Proxies solicited by the Board will be voted "FOR" each of the nominees unless a contrary vote is specified.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

        On December 21, 2015, the Delaware Court of Chancery issued an opinion in In re VAALCO Energy, Inc. Stockholder Litigation, Consol. C.A. No. 11775-VCL, invalidating as a matter of law provisions of the certificate of incorporation and bylaws of VAALCO Energy, Inc., a Delaware corporation, that permitted the removal of VAALCO's directors by its stockholders only for cause. The Court of Chancery held that, in the absence of a classified board or cumulative voting, VAALCO's "only for cause" director removal provisions conflicted with Section 141(k) of the Delaware General Corporation Law and were therefore invalid.

        Currently, Article 10, Section 1 of the Company's Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that directors may be removed by the stockholders only "for cause." We do not currently have a classified board or provide for cumulative voting. Therefore, in light of the Court of Chancery's decision, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to amend Article 10, Section 1 of the Certificate of Incorporation to provide that directors can be removed with or without cause. As a result, the Board has approved, and recommends that the stockholders approve, this proposed amendment to the Certificate of Incorporation (the "Amendment").

        When the Company reviewed the "for cause" removal provisions, it also reviewed provisions in Article 6 and Article 10, Section 1 of the Certificate of Incorporation that establish the stockholder vote to elect and remove directors. The Board of Directors determined to correct these provisions to clarify that the voting standards for director election and director removal are based on the proportion of "votes entitled to be cast" by the holders of our common stock, not the proportion of "shares" of our common stock. The Company effected this correction by filing a Certificate of Correction with the Secretary of State of the State of Delaware on February 23, 2016, a copy of which will be filed with the Company's Annual Report on Form 10-K which is expected to be filed on February 29, 2016. Articles 6 and 10, as corrected, are consistent with the voting scheme resulting from the recapitalization of our common stock, which was approved by our stockholders at our 2015 annual meeting of stockholders. The correction more closely aligns Articles 6 and 10 with the description of the effects of the recapitalization included in our proxy statement for the 2015 annual meeting of stockholders. The proposed Amendment is consistent with the corrected voting standard because it provides that directors are removable, with or without cause, by the holders of a majority of the votes entitled to be cast by the holders of our outstanding common stock (not a standard based on outstanding shares).

        In light of the recent VAALCO decision, we have determined that we will not attempt to enforce the director removal provision to the extent that it purports to limit removal of directors by stockholders only for cause.

        If the stockholders approve the proposed Amendment, it will become effective upon the filing of a certificate of amendment setting forth the Amendment with the Secretary of State of the State of Delaware (the "State Office"). For convenience, a marked copy of the certificate of amendment, showing the changes from the existing language in Article 10, Section 1 of the Certificate of Incorporation, with deleted text shown as strike-through and added text shown as bold, is attached to this Proxy Statement as Appendix A. The Board reserves the right to abandon or delay the filing of the Amendment even if it is approved by our stockholders.

        If the Amendment is approved and filed, the Company will file a Third Amended and Restated Certificate of Incorporation, which only restates and integrates but does not further amend the provisions of the Certificate of Incorporation, with the State Office.

        The Board recommends a vote "FOR" approval of the Amendment. Proxies solicited by the Board will be voted "FOR" approval of the Amendment unless a contrary vote is specified.

 PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE 2016 FISCAL YEAR

        The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's consolidated financial statements. To execute this responsibility, the Audit Committee engages in a thorough annual evaluation of (i) the independent registered public accounting firm's qualifications, performance and independence , (ii) whether the independent registered public accounting firm should be rotated, and (iii) the advisability and potential impact of selecting a different independent registered public accounting firm.

        The Audit Committee appointed the firm of KPMG LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for the 2016 fiscal year at a meeting held in February. KPMG LLP has been retained as the Company's independent registered public accounting firm continuously since the Company's initial public offering in July 2013. In accordance with SEC rules and KPMG LLP policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to the Company. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The Audit Committee and its Chairman are involved in the selection of KPMG LLP's lead audit partner.

        The Audit Committee and the Board of Directors believe that the continued retention of KPMG LLP to serve as the Company's independent registered public accounting firm for the 2016 fiscal year is in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its selection. Representatives of KPMG LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

        The Board recommends a vote "FOR" the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2016 fiscal year. Proxies solicited by the Board will be voted "FOR" ratification unless a contrary vote is specified.

 EXECUTIVE OFFICERS

        Our executive officers are elected by the Board annually to hold office until their successors are elected and qualified. The biographical information for each of the executive officers is provided below.

Mauricio Gutierrez
Age 45
Interim President and Chief Executive Officer

        For biographical information for Mauricio Gutierrez, see "Proposal No. 1 — Nominees for Director."

Kirkland B. Andrews
Age 48
Executive Vice President and Chief Financial Officer

        For biographical information for Kirkland B. Andrews, see "Proposal No. 1 — Nominees for Director."

David Callen
Age 44
Vice President and Chief Accounting Officer

        Mr. Callen has served as our Vice President and Chief Accounting Officer since March 2015. In this capacity, Mr. Callen is responsible for directing our financial accounting and reporting activities. Mr. Callen also has served as Senior Vice President and Chief Accounting Officer of NRG since February 2016 and Vice President and Chief Accounting Officer from March 2015 to February 2016. Prior to this, Mr. Callen served as NRG's Vice President, Financial Planning & Analysis from November 2010 to March 2015. He previously served as Director, Finance from October 2007 through October 2010, Director, Financial Reporting from February 2006 through October 2007, and Manager, Accounting Research from September 2004 through February 2006. Prior to NRG, Mr. Callen was an auditor for KPMG LLP in both New York City and Tel Aviv Israel from October 1996 through April 2001.

David R. Hill
Age 52
Executive Vice President and General Counsel

        Mr. Hill has served as our Executive Vice President and General Counsel since our formation in December 2012. Mr. Hill also has served as Executive Vice President and General Counsel of NRG since September 2012. Prior to joining NRG, Mr. Hill was a partner and co-head of Sidley Austin LLP's global energy practice group. Prior to this, Mr. Hill served as General Counsel of the U.S. Department of Energy (DOE) from August 2005 to January 2009 and, for the three years prior to that, as Deputy General Counsel for Energy Policy of the DOE. Before his federal government service, Mr. Hill was a partner in major law firms in Washington, D.C. and Kansas City, Missouri, and handled a variety of regulatory, litigation and corporate matters.

 VOTING STOCK OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS AND
CERTAIN BENEFICIAL OWNERS

        The following table sets forth information concerning beneficial ownership of the Company's Class A and Class C common stock and combined voting power of Class A, Class B, Class C and Class D common stock for: (a) each director and the nominees for director; (b) each named executive officer; and (c) the directors and executive officers as a group. For each person known to the Company to own more than five percent of any class of the Company's common stock, the information provided is as of the date of their most recent filing with the SEC. For our stockholders (other than NRG), percentage of beneficial ownership is based on 34,586,250 shares of Class A common stock outstanding as of January 31, 2016 and 62,784,250 shares of Class C common stock outstanding as of January 31, 2016, and percentage of combined voting power is based on 78,380,230 votes represented by our outstanding Class A, Class B, Class C and Class D common stock in the aggregate as of January 31, 2016. For NRG, who is the sole beneficial owner of our Class B and Class D common stock, percentage of beneficial ownership is based on 34,586,250 shares of Class A common stock outstanding as of January 31, 2016 and 62,784,250 shares of Class C common stock outstanding as of January 31, 2016, plus any shares exchangeable into Class A or Class C common stock within 60 days of January 31, 2016, and percentage of combined voting power is based on 78,380,230 votes represented by our outstanding Class A, Class B, Class C and Class D common stock in the aggregate as of January 31, 2016. For our directors and executive officers, the percentage of beneficial ownership and the percentage of combined voting power also include any shares that such person has the right to acquire within 60 days of January 31, 2016. Unless otherwise indicated, each person has sole voting and dispositive power with respect the shares set forth in the following table.

        Except as noted below, the address of the beneficial owners is NRG Yield, Inc., 211 Carnegie Center, Princeton, New Jersey 08540. For further information regarding material transactions between us and NRG, see "Certain Relationships and Related Person Transactions."

	Class A Common Stock			Class C Common Stock			Common Stock
Name of Beneficial Owner	Number(1)		% of Class A Common Stock**	Number(1)		% of Class C Common Stock**	% of Combined Voting Power(2)**
John F. Chlebowski	21,012	(3)	*	28,454	(3)	*	*
Mauricio Gutierrez	6,000		*	6,000		*	*
Kirkland B. Andrews	5,000		*	5,000		*	*
Brian R. Ford	5,909	(4)	*	8,961	(4)	*	*
Ferrell P. McClean	18,923	(5)	*	12,818	(5)	*	*
Christopher S. Sotos	4,000		*	2,000		*	*
David Crane	31,500	(6)	*	26,500	(6)	*	*
All Directors and Executive Officers as a group (8 people)	64,344	(7)	*	65,733	(7)	*	*
NRG Energy, Inc.	42,738,750	(8)	55.3%	42,738,750	(8)	40.5%	55.1	%(9)
BlackRock, Inc. 55 East 52nd Street, New York, New York 10022	2,916,378	(10)	8.4%	4,170,549	(10)	6.6%	3.8%
Prudential Financial, Inc. 751 Broad Street, Newark, New Jersey 07102	2,705,418	(11)	7.8%	4,459,750	(11)	7.1%	3.5%
Jennison Associates LLC 466 Lexington Avenue, New York, New York, 10017	2,695,188	(12)	7.8%	4,445,520	(12)	7.1%	3.5%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania, 19355	2,409,549	(13)	7.0%	4,389,547	(13)	7.0%	3.1%
Morgan Stanley 1585 Broadway New York, New York 10036	1,828,361	(14)	5.3%	5,428,594	(14)	8.7%	2.4%
Massachusetts Financial Services Company 111 Huntington Avenue Boston, Massachusetts 02199	1,831,033	(15)	5.3%	—		—	2.3%
FMR LLC 245 Summer Street, Boston, Massachusetts 02210	488,823	(16)	1.4%	4,834,648	(16)	7.7%	*
Passport Capital, LLC One Market Street, Steuart Tower, Suite 2200 San Francisco, California 94105	—		—	4,273,084	(17)	6.8%	*
The Bank of New York Mellon Corporation 225 Liberty Street New York, New York 10286	—		—	3,788,106	(18)	6.0%	*
Neuberger Berman Group LLC 605 Third Avenue New York, New York 10158	—		—	3,274,415	(19)	5.2%	*

*
Less than one percent of outstanding Class A common stock, Class C common stock or combined voting power, as applicable.

**
Percentage ownership of 5%+ stockholders is provided as of January 31, 2016.

(1)
The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or dispositive power and (b) shares that such person or entity has the right to acquire within 60 days.

(2)
Represents the voting power of all of the classes of our common stock Class A, B, C, D voting together as a single class. Each holder of Class A or Class B common stock is entitled to one vote for each share held. Each holder of Class C or Class D common stock is entitled to 1/100th of one vote for each share held. Holders of shares of our Class A, Class B, Class C and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise provided by applicable law.

(3)
Includes 10,201 deferred stock units (DSUs) and 814 dividend equivalent rights (DERs) to be paid in Class A common stock and 17,394 DSUs and 1,063 DERs to be paid in Class C common stock, each payable in the event the director ceases to be a member of the Board. Each DSU represents the right of a participant to be paid one share of Class A common stock or Class C common stock, as applicable, at the end of a deferral period established under the award by the Compensation Committee or elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. DERs become exercisable proportionately with the DSUs to which they relate. Each DER is the right to receive one share of Class A common stock or Class C common stock, as applicable, under its terms.

(4)
Includes 4,547 DSUs and 363 DERs to be paid in Class A common stock and 7,498 DSUs and 464 DERs to be paid in Class C common stock, each payable in the event the director ceases to be a member of the Board.

(5)
Includes 9,093 DSUs and 726 DERs to be paid in Class A common stock and 14,995 DSUs and 929 DERs to be paid in Class C common stock, each payable in the event the director ceases to be a member of the Board.

(6)
Includes 1,500 shares of our Class A common stock and 1,500 shares of our Class C common stock held by Mr. Crane's children. Mr. Crane was replaced as President and Chief Executive Officer and Chairman of the Board on December 4, 2015. Mr. Crane resigned as a director on December 18, 2015.

(7)
Consists of the total holdings of directors and all executive officers as a group.

(8)
Based upon information set forth in the Schedule 13D/A filed on June 4, 2015 by NRG. Consists entirely of Class B units and Class D units of NRG Yield LLC (Yield LLC). The Class B units of Yield LLC are exchangeable for shares of our Class A common stock at any time and the Class D units are exchangeable for shares of our Class C common stock at any time. As a result, NRG may be deemed to beneficially own the shares of Class A common stock or Class C common stock for which such Class B units or Class D units of Yield LLC, as applicable, are exchangeable. NRG may exchange Class B units of Yield LLC for shares of our Class A common stock and Class D units of Yield LLC for shares of our Class C common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications in accordance with the terms of the Amended and Restated Exchange Agreement, dated May 14, 2015, between us and NRG; provided, however, upon any exchange of Class B units of Yield LLC for shares of our Class A common stock or Class D units of Yield LLC for shares of our Class C common stock, a corresponding number of shares of Class B common stock or Class D common stock, as applicable, are extinguished. For additional information, see "Certain Relationships and Related Person Transactions — Third Amended and Restated Limited Liability Company Agreement of Yield LLC" and "Certain Relationships and Related Person Transactions — Exchange Agreement."

(9)
NRG holds 42,738,750 shares of our Class B common stock and 42,738,750 shares of our Class D common stock. Each holder of Class B common stock is entitled to one vote per share of Class B common stock. Each holder of our Class D common stock is entitled 1/100th of one vote per share of Class D common stock.

(10)
Based upon information set forth in the Schedule 13G filed on February 10, 2016 and Schedule 13G filed on February 9, 2016 by BlackRock, Inc. (BlackRock). With respect to the Class A shares, BlackRock has sole voting power over 2,840,004 Class A shares and sole dispositive power over 2,916,378 Class A shares. With respect to the Class C shares, BlackRock has sole voting power over 4,045,263 Class C shares and sole dispositive power over 4,170,549 Class C shares.

(11)
Based upon information set forth in the Schedule 13G/A filed on February 9, 2016 and Schedule 13G filed on February 3, 2016 by Prudential Financial, Inc. (Prudential). With respect to the Class A shares, Prudential has sole voting power and sole dispositive power over 1,830 Class A shares and shared voting power and shared dispositive power over 2,703,588 Class A shares. With respect to the Class C shares, Prudential has sole voting power and sole dispositive power over 3,230 Class C shares and shared voting power and shared dispositive power over 4,456,520 Class C shares. Prudential is a parent holding company and the indirect parent of the following subsidiaries, who are the beneficial owners of the number of shares set forth next to their names:

Subsidiary	Class A Shares	Class C Shares
The Prudential Insurance Company of America	8,400	11,000
Jennison Associates LLC	2,695,188	4,445,520
Quantitative Management Associates LLC	1,830	3,230
(12)
Based upon information set forth in the Schedule 13G/A and Schedule 13G filed on February 5, 2016 by Jennison Associates LLC (Jennison). With respect to the Class A shares, Jennison has sole voting power and shared dispositive power over 2,695,188 Class A shares. With respect to the Class C shares, Jennison has sole voting power and shared dispositive power over 4,445,520 Class C shares. Prudential (described in footnote 11), indirectly owns 100% of equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the shares held by its managed portfolios.

(13)
Based upon information set forth in the Schedule 13G/A and Schedule 13G filed on February 11, 2016 by The Vanguard Group (Vanguard). With respect to the Class A shares, Vanguard has sole voting power over 45,625 Class A shares, sole dispositive power over 2,366,624 Class A shares and shared dispositive power over 42,925 Class A shares. With respect to the Class C shares, Vanguard has sole voting power over 76,439 Class C shares, shared voting power over 4,900 Class C shares, sole dispositive power over 4,310,708 Class C shares and shared dispositive power over 78,839 Class C shares. Vanguard Fiduciary Trust Company (VFTC), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 42,925 Class A shares and 73,939 Class C shares as a result of VFTC serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (VIA), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 2,700 Class A shares and 7,400 Class C shares as a result of VIA serving as investment manager of Australian investment offerings.

(14)
Based upon information set forth in the Schedule 13G filed on February 17, 2015 and Schedule 13G filed on February 11, 2016 by Morgan Stanley and Morgan Stanley Smith Barney LLC. With respect to the Class A shares, Morgan Stanley has sole voting power over 1,492,155 Class A shares. Morgan Stanley has shared voting power over 231,384 Class A shares and shared dispositive power over 1,596,978 Class A shares. With respect to the Class C shares, Morgan Stanley has sole voting power over 21,321 Class C shares, shared voting power over 5,211,505 Class C shares and shared dispositive power over 4,737,673 Class C shares. The shares being reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Smith Barney LLC, a broker dealer registered under Section 15 of the Exchange Act.

(15)
Based upon information set forth in the Schedule 13G filed on February 9, 2016 by Massachusetts Financial Services Company (MFS). MFS has sole voting power over 1,820,595 Class A shares and sole dispositive power over 1,831,033 Class A shares.

(16)
Based upon information set forth in the Schedule 13G/A filed on June 10, 2015 and Schedule 13G/A filed on February 12, 2016 by FMR LLC (FMR). With respect to the Class A shares, FMR has shared dispositive power over 488,823 Class A shares. With respect to the Class C shares, FMR has sole voting power over 1,685,320 Class C shares and sole dispositive power over 4,834,648 Class C shares. Edward C. Johnson 3d is a Director and the Chairman of FMR and Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 (Fidelity Funds) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares underwritten guidelines established by the Fidelity Funds' Boards of Trustees.

(17)
Based upon information set forth in the Schedule 13G filed on February 16, 2016 by Passport Capital, LLC (Passport Capital) and John H. Burbank III (Mr. Burbank). Passport Capital has shared voting power and shared dispositive power over 4,273,084 Class C shares. Passport Capital is the investment manager to certain funds (the Funds). The Funds are the owners of record of an aggregate of 4,273,084 Class C shares. Under the terms of the relevant investment management agreements, Passport Capital has the right to dispose of and vote the shares owned of record by the Funds. Mr. Burbank is the sole managing member of Passport Capital. As a result, each of Passport Capital and Mr. Burbank may be considered to share (i) the power to vote or direct the vote of and (ii) the power to dispose or direct the disposition of, the shares owned of record by the Funds.

(18)
Based upon information set forth in the Schedule 13G filed on January 26, 2016 by The Bank of New York Mellon Corporation (BNY Mellon). BNY Mellon has sole voting power over 3,744,109 Class C shares and sole dispositive power over 3,751,093 Class C shares. BNY Mellon has shared voting power over 7,303 Class C shares and shared dispositive power over 19,262 Class C shares.

(19)
Based upon information set forth in the Schedule 13G filed on February 9, 2016 by Neuberger Berman Group LLC (Neuberger Berman). Neuberger Berman has shared voting power over 3,217,662 Class C shares and shared dispositive power over 3,274,415 Class C shares.

        The following table sets forth information concerning beneficial ownership of NRG's common stock as of January 31, 2016, for: (a) each Company director and the nominees for director; (b) each Company named executive officer; and (c) the Company directors and executive officers as a group. Percentage of beneficial ownership is based on 314,890,647 shares of NRG common stock outstanding as of January 31, 2016 plus shares that such person has the right to acquire within 60 days of January 31, 2016. Unless otherwise indicated, each person has the sole voting and dispositive power with respect to the shares of NRG common stock set forth in the following table.

        Except as noted below, the address of the beneficial owners is NRG Yield, Inc., 211 Carnegie Center, Princeton, New Jersey 08540.

Name of Beneficial Owner	Common Stock(1)		% of Common Stock
John F. Chlebowski	—		*
Mauricio Gutierrez	145,691	(2)	*
Kirkland B. Andrews	139,096	(3)	*
Brian R. Ford	700		*
Ferrell P. McClean	—		*
Christopher S. Sotos	57,936	(4)	*
David Crane	1,355,501	(5)	*
All Directors and Executive Officers as a group (8 people)	400,136	(6)	*

*
Less than one percent of the outstanding common stock of NRG.

(1)
The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or dispositive power and (b) shares that such person or entity has the right to acquire within 60 days through the exercise of stock options or similar rights.

(2)
Includes 10,370 dividend equivalent rights (DERs). Excludes 166,691 restricted stock units (RSUs) and 272,313 market stock units (MSUs). DERs become exercisable proportionately with the deferred stock units (DSUs) or RSUs to which they relate. Each DER is the right to receive one share of NRG common stock and becomes exercisable proportionately with the DSUs or RSUs to which they relate. Each RSU represents the right to receive one share of NRG common stock upon vesting. Each MSU represents the potential to receive common stock after the completion of three years of service from the date of grant based on absolute NRG stock price change (plus dividends) versus the baseline.

(3)
Includes 6,589 DERs. Excludes 59,290 RSUs and 101,512 MSUs.

(4)
Includes 12,900 shares that may be acquired at or within 60 days of January 31, 2016, pursuant to the exercise of options and 1,046 DERs. Excludes 38,236 RSUs and 64,393 MSUs.

(5)
Includes 332,300 shares that may be acquired at or within 60 days of January 31, 2016 pursuant to the exercise of options, 38,142 DSUs and 26,221 DERs. Each DSU represents the right of a participant to be paid one share of NRG's common stock at the end of a deferral period established under the award by the Compensation Committee or elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. Mr. Crane will receive one such share of common stock for each DSU he owns six months from the date of his termination of employment with NRG. Mr. Crane was replaced as President and Chief Executive Officer and Chairman of the Board on December 4, 2015 following his replacement as President and Chief Executive Officer of NRG on December 2, 2015. Mr. Crane resigned as a director of the Company and NRG on December 18, 2015.

(6)
Consists of the total holdings of directors and all executive officers as a group.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Relationship with NRG

        NRG formed us to own and operate a portfolio of contracted generation assets and thermal infrastructure assets that have historically been owned and/or operated by NRG and its subsidiaries.

        On May 14, 2015, we completed a stock split in connection with which each outstanding share of Class A common stock was split into one share of Class A common stock and one share of Class C common stock, and each outstanding share of Class B common stock was split into one share of Class B common stock and one share of Class D common stock (Recapitalization). In addition, on June 29, 2015, we completed the public offering of 28,198,000 shares of Class C common stock for net proceeds of $599 million. We utilized the proceeds of the offering to acquire 28,198,000 additional Class C units of NRG Yield LLC (Yield LLC) and, as a result, we currently own 53.3% of the economic interests of Yield LLC, with NRG retaining 46.7% of the economic interests of Yield LLC. NRG, through its ownership of our Class B common stock and our Class D common stock, holds, in the aggregate, 55.1% of the voting interest in our stock. Holders of our Class A common stock and Class C common stock hold, in the aggregate, the remaining 44.9% of the voting interest in our stock. Each holder of Class A or Class B common stock is entitled to one vote for each share held. Each holder of Class C or Class D common stock is entitled to 1/100th of one vote for each share held.

        The holders of our outstanding shares of Class A and Class C common stock are entitled to dividends as declared. NRG receives its distributions from Yield LLC through its ownership of Yield LLC Class B and Class D units.

        The diagram below depicts our organizational structure as of January 31, 2016. Yield LLC indirectly holds the equity interests in our project companies.

Management Services Agreement

        In connection with our initial public offering (IPO) in 2013, we entered into a Management Services Agreement (Management Services Agreement), with NRG pursuant to which NRG has agreed to provide or arrange for other service providers to provide management and administration services to us. Under the Management Services Agreement, we pay a base management fee and we reimburse NRG for certain expenses as described below. For the year ended December 31, 2015, NRG received a total of approximately $7 million in compensation under the Management Services Agreement, which includes reimbursement for expenses.

        The following is a summary of certain provisions of the Management Services Agreement and is qualified in its entirety by reference to all of the provisions of such agreement.

  Services Rendered

        Under the Management Services Agreement, NRG or certain of its affiliates provide or arrange for the provision by an appropriate service provider of the following services:

  •
  causing or supervising the carrying out of all day-to-day management, secretarial, accounting, banking, treasury, administrative, liaison, representative, regulatory and reporting functions and obligations;

  •
  establishing and maintaining or supervising the establishment and maintenance of books and records;

  •
  identifying, evaluating and recommending to us acquisitions or dispositions from time-to-time and, where requested to do so, assisting in negotiating the terms of such acquisitions or dispositions;

  •
  recommending and, where requested to do so, assisting in the raising of funds whether by way of debt, equity or otherwise, including the preparation, review or distribution of any prospectus or offering memorandum in respect thereof and assisting with communications support in connection therewith;

  •
  recommending to us suitable candidates to serve on our Board or their equivalents of our subsidiaries;

  •
  making recommendations with respect to the exercise of any voting rights to which we are entitled in respect of our subsidiaries;

  •
  making recommendations with respect to the payment of dividends by us or any other distributions by us, including distributions to holders of our common stock;

  •
  monitoring and/or oversight of the applicable accountants, legal counsel and other accounting, financial or legal advisors and technical, commercial, marketing and other independent experts, and managing litigation in which we are sued or commencing litigation after consulting with, and subject to the approval of, the relevant board of directors or its equivalent;

  •
  attending to all matters necessary for any reorganization, bankruptcy proceedings, dissolution or winding up involving us, subject to approval by the relevant board of directors or its equivalent;

  •
  supervising the timely calculation and payment of taxes payable, and the filing of all tax returns;

  •
  causing our annual combined financial statements and quarterly interim financial statements to be: (a) prepared in accordance with generally accepted accounting principles or other applicable accounting principles for review and audit at least to such extent and with such frequency as may be required by law or regulation; and (b) submitted to the relevant board of directors or its equivalent for its prior approval;

  •
  making recommendations in relation to and effecting the entry into insurance policies covering our assets, together with other insurances against other risks, including directors and officers insurance as the relevant service provider and the relevant board of directors or its equivalent may from time to time agree;

  •
  arranging for individuals to carry out the functions of principal executive, accounting and financial officers for purposes of applicable securities laws;

  •
  providing individuals to act as senior officers as agreed from time-to-time, subject to the approval of the relevant board of directors or its equivalent;

  •
  advising us regarding the maintenance of compliance with applicable laws and other obligations; and

  •
  providing all such other services as may from time-to-time be agreed by the parties that are reasonably related to our day-to-day operations.

        These activities will be subject to the supervision of our Board and the board of directors of each of our subsidiaries or their equivalent, as applicable.

  Management Fee

        Pursuant to the Management Services Agreement, we pay a base management fee of approximately $1.75 million per quarter. The base management fee is adjusted for inflation annually at an inflation factor based on year-over-year Consumer Price Index. The base management fee is also increased in connection with our completion of future acquisitions (including any NRG ROFO Assets described below in "— Right of First Offer") by an amount equal to 0.05% of the enterprise value of the acquired assets as of the acquisition closing date. The base management fee is subject to adjustments following the consummation of future acquisitions and as a result of a change in the scope of services provided under the Management Services Agreement.

        We may amend the scope of the services to be provided by NRG under the Management Services Agreement, including reducing the number of our subsidiaries that receive services or otherwise, by providing 180 days' prior written notice to NRG; provided that the services to be provided by NRG under the Management Services Agreement cannot be increased without NRG's prior written consent. Furthermore, we and NRG must consent to any related change in the base management fee resulting from a change in the scope of services. If the parties are unable to agree on a revised base management fee, we may terminate the agreement after the end of such 180-day period by providing 30 days' prior written notice to NRG; provided, that any decision by us to terminate the Management Services Agreement in such an event must be approved by a majority of our independent directors.

  Reimbursement of Expenses and Certain Taxes

        We also reimburse NRG for any out-of-pocket fees, costs and expenses incurred in the provision of the management and administration services. However, we are not required to reimburse NRG for the salaries and other remuneration of its management, personnel or support staff who carry out any services or functions for us or overhead for such persons. We are required to pay NRG all other out-of-pocket fees, costs and expenses incurred in connection with the provision of the services including those of any third party and to reimburse NRG for any such fees, costs and expenses.

        In addition, we are required to pay all fees, expenses and costs incurred in connection with the investigation, acquisition, holding or disposal of any acquisition that is made or that is proposed to be made by us. Where the acquisition or proposed acquisition involves a joint acquisition that is made alongside one or more other persons, NRG will be required to allocate such fees, costs and expenses in proportion to the notional amount of the acquisition made (or that would have been made in the case of an unconsummated acquisition) among all joint investors. Such additional fees, expenses and costs represent out-of-pocket costs associated with investment activities that will be undertaken pursuant to the Management Services Agreement.

        We are also required to pay or reimburse NRG for all sales, use, value added, withholding or other taxes or customs duties or other governmental charges levied or imposed by reason of the Management Services Agreement or any agreement it contemplates, other than income taxes, corporation taxes, capital gains taxes or other similar taxes payable by NRG, which are personal to NRG.

  Termination

        The Management Services Agreement does not have a fixed term. However, we will be able to terminate the Management Services Agreement upon 30 days' prior written notice, and NRG will be able to terminate the Management Services Agreement upon 180 days' prior written notice, if (a) the other party defaults in its obligations resulting in material harm and remaining unremedied for 30 days after notice of breach is given; (b) the other party engages in fraud, misappropriation or the like resulting in material harm; or (c) certain events occur relating to the bankruptcy or insolvency of the other party. Except as set forth above in "— Management Fee," we do not have a right to terminate for any other reason, including if NRG experiences a change of control. We will only be able to terminate the Management Services Agreement with the prior unanimous approval of our independent directors. The Management Services Agreement expressly provides that the agreement may not be terminated by us due solely to the poor performance or the underperformance of any of our operations.

  Indemnification and Limitations on Liability

        Under the Management Services Agreement, NRG does not assume any responsibility other than to provide or arrange for the provision of the services called for thereunder in good faith and is not responsible for any action that we take in following or declining to follow the advice or recommendations of NRG. The maximum amount of the aggregate liability of NRG or any of its affiliates or agents will be equal to the base management fee previously paid by us in the two most recent calendar years pursuant to the Management Services Agreement. We have also agreed to indemnify each of NRG and its affiliates or agents to the fullest extent permitted by law from and against any losses incurred by an indemnified person or threatened in connection with our respective businesses, investments and activities or related to the Management Services Agreement or the services provided by NRG, subject to certain exceptions. In addition, under the Management Services Agreement, the indemnified persons will not be liable to us to the fullest extent permitted by law, subject to certain exceptions.

  Outside Activities

        The Management Services Agreement does not prohibit NRG or its affiliates from pursuing other business activities or providing services to third parties that compete directly or indirectly with us.

Right of First Offer

        In connection with our IPO, we entered into a Right of First Offer Agreement with NRG, which was amended and restated in connection with the Recapitalization (as amended and restated, the ROFO Agreement). Under the ROFO Agreement, NRG has granted us and our affiliates a right of first offer on any proposed sale, transfer or other disposition of certain assets of NRG listed in the table below for a period of seven years from the completion of the Recapitalization which occurred on May 14, 2015. In addition to the assets described in the table below, which reflects the remaining assets subject to sale, the ROFO Agreement also provides us with a right of first offer with respect to up to $250 million of equity in one or more residential or distributed solar generation portfolios developed by affiliates of NRG (together with the assets listed in the table below, the NRG ROFO Assets).

Asset	Fuel Type	Rated Capacity (MW)(a)	COD
CVSR(b)	Solar	128	2013
Ivanpah(c)	Solar	193	2013
Agua Caliente(d)	Solar	148	2014
Carlsbad	Conventional	527	2018
Puente/Mandalay	Conventional	262	2020
TE Wind Holdco(e):
Elkhorn Ridge	Wind	13	2009
San Juan Mesa	Wind	22	2005
Wildorado	Wind	40	2007
Crosswinds	Wind	5	2007
Forward	Wind	7	2008
Hardin	Wind	4	2007
Odin	Wind	5	2007
Sleeping Bear	Wind	24	2007
Spanish Fork	Wind	5	2008
Goat Wind	Wind	37	2008/2009
Lookout	Wind	9	2008
Elbow Creek	Wind	30	2008
Community	Wind	30	2011
Jeffers	Wind	50	2008
Minnesota Portfolio(f)	Wind	40	2003/2006

(a)
Represents the maximum, or rated, electricity generating capacity of the facility in MW multiplied by NRG's percentage ownership interest in the facility as of December 31, 2015.

(b)
Represents NRG's remaining 51.05% ownership interest in CVSR.

(c)
Represents 49.95% of NRG's 50.01% ownership interest in Ivanpah. Following a sale of this 49.95% interest, the remaining 50.05% of Ivanpah would be owned by NRG, Google Inc. and BrightSource Energy Inc.

(d)
Represents NRG's 51% ownership interest in Agua Caliente. The remaining 49% of Agua Caliente is owned by MidAmerican Energy Holdings Inc.

(e)
Represents NRG's remaining 25% of the Class B interests of NRG Wind TE Holdco. The Company acquired 75% of the Class B interests in November 2015. See "Purchase of NRG ROFO Assets — November 2015 Drop-Down Transaction" below for a more detailed description of the terms of the purchase. A tax equity investor owns the Class A interests in NRG Wind TE Holdco.

(f)
Includes Bingham Lake, Eastridge, and Westridge projects.

        Prior to engaging in any negotiation regarding any disposition, sale or other transfer of any of the remaining NRG ROFO Assets, NRG will deliver a written notice to us setting forth the material terms and conditions of the proposed transaction. During the 30-day period after the delivery of such notice, we will negotiate with NRG in good faith to reach an agreement on the transaction. If the parties do not reach an agreement within such 30-day period, NRG will be able within the next 180 calendar days to sell, transfer, dispose or recontract such NRG ROFO Asset to a third party (or to agree in writing to undertake such transaction with a third party) on terms generally no less favorable to NRG than those offered pursuant to the written notice.

        Under the ROFO Agreement, NRG is not obligated to sell the remaining NRG ROFO Assets. In addition, any offer to sell under the ROFO Agreement will be subject to an inherent conflict of interest because the same professionals within NRG's organization that are involved in acquisitions that are suitable for us have responsibilities within NRG's broader asset management business. Notwithstanding the significance of the services to be rendered by NRG or its designated affiliates on our behalf or of the assets which we may elect to acquire from NRG in accordance with the terms of the ROFO Agreement or otherwise, NRG does not owe fiduciary duties to us or our stockholders. Any material transaction with NRG (including the proposed acquisition of any NRG ROFO Asset) will be subject to our related person transaction policy, which will require prior approval of such transaction by our Corporate Governance, Conflicts and Nominating Committee. Those of our executive officers who have economic interests in NRG may be conflicted when advising our Corporate Governance, Conflicts and Nominating Committee or otherwise participating in the negotiation or approval of such transactions.

Purchase of NRG ROFO Assets

  November 2015 Drop-Down Transaction

        On November 3, 2015, our operating subsidiary, NRG Yield Operating LLC (Yield Operating LLC), completed the acquisition of 75% of the Class B Interests of NRG Wind TE Holdco LLC, which owns a portfolio of 12 wind facilities totaling 814 net megawatts (November 2015 Drop-Down Assets), from NRG Energy Gas & Wind Holdings, Inc., a wholly-owned subsidiary of NRG (November 2015 Drop-Down Transaction).

        In exchange for the November 2015 Drop-Down Assets, Yield Operating LLC paid a total purchase price of $207 million. Yield Operating LLC will be responsible for its pro-rata share of non-recourse project debt of $193 million and noncontrolling interest associated with a tax equity structure of $159 million (as of the acquisition date). The cash purchase price was funded with cash on hand and drawings under Yield Operating LLC's revolving credit facility.

        The terms of the November 2015 Drop-Down Transaction were unanimously approved by the independent members of the Board, which retained independent legal and financial advisors to assist in evaluating and negotiating the November 2015 Drop-Down Transaction. In approving the November 2015 Drop-Down Transaction, the independent members of the Board based their decisions in part on an opinion from their independent financial advisor.

Purchase of Additional Assets from NRG

  January 2015 Drop-Down Transaction

        On January 2, 2015, Yield Operating LLC completed the acquisition of (i) 100% of the membership interests of Mission Wind Laredo, LLC, which indirectly owns Laredo Ridge, a 81 MW wind facility located in Petersburg, Nebraska (Laredo Ridge), from NRG Wind LLC (NRG Wind), (ii) 100% of the membership interests of Tapestry Wind LLC, which indirectly owns three wind facilities totaling 204 MW, including Buffalo Bear, a 19 MW wind facility in Oklahoma, Taloga, a 130 MW wind facility in Oklahoma, and Pinnacle, a 55 MW wind facility in West Virginia (Pinnacle, together with Buffalo Bear and Taloga, Tapestry), from NRG Wind, and (iii) 100% of the membership interests of WCEP Holdings, LLC, which indirectly owns Walnut Creek, a 485 MW natural gas facility located in City of Industry, California (Walnut Creek, together with Laredo Ridge and Tapestry, the January 2015 Drop-Down Transaction Assets), from NRG Arroyo Nogales LLC (NRG Arroyo Nogales and, together with NRG Wind, the Sellers) (collectively, the January 2015 Drop-Down Transactions), pursuant to those certain purchase and sale agreements (collectively, the Purchase and Sale Agreements) with the Sellers, each of which are wholly-owned subsidiaries of NRG.

        In exchange for the January 2015 Drop-Down Transaction Assets, Yield Operating LLC paid a total purchase price of $489 million in total cash consideration, including a $9 million adjustment for working capital, plus assumed project debt of $737 million. The cash purchase price was funded with cash on hand and drawings under Yield Operating LLC's revolving credit facility.

        The terms of the January 2015 Drop-Down Transactions were unanimously approved by the independent members of the Board, which retained independent legal and financial advisors to assist in evaluating and negotiating the January 2015 Drop-Down Transactions. In approving the January 2015 Drop-Down Transactions, the independent members of the Board based their decisions in part on an opinion from their independent financial advisor.

Partnerships with NRG

  NRG DGPV Holdco 1 LLC

        On May 8, 2015, NRG Yield DGPV Holding LLC, our wholly-owned subsidiary, and NRG Renew LLC, a subsidiary of NRG, entered into a partnership by forming NRG DGPV Holdco 1 LLC (DGPV Holdco), the purpose of which is to own or purchase solar power generation projects and other ancillary related assets from NRG Renew LLC, via intermediate funds, including: (i) a tax equity-financed portfolio of 11 recently completed community solar projects representing approximately 11 MW with a weighted average remaining PPA term of 20 years; and (ii) a tax equity-financed portfolio of approximately 29 commercial photovoltaic systems representing approximately 89 MW.

        For the year ended December 31, 2015, our investment in DGPV Holdco related to the recently completed community solar projects was $17 million. Additionally, for the year ended December 31, 2015, our investment related to the commercial photovoltaic systems was $55 million, $44 million of which remained payable at December 31, 2015. Both of these investments relate to the Company's $100 million commitment to distributed solar projects in partnership with NRG.

  NRG RPV Holdco 1 LLC

        On April 9, 2015, NRG Yield RPV Holding LLC, our wholly-owned subsidiary, and NRG Residential Solar Solutions LLC, a subsidiary of NRG, entered into a partnership by forming NRG RPV Holdco 1 LLC (RPV Holdco), that will invest in and hold operating portfolios of residential solar assets developed by NRG Home Solar, a subsidiary of NRG, including: (i) an existing, unlevered portfolio of over 2,200 leases across nine states representing approximately 17 MW with a weighted average remaining lease term of approximately 17 years; and (ii) a tax equity-financed portfolios of approximately 13,000 leases representing approximately 90 MW, with an average lease term for the existing and new leases of approximately 17 to 20 years.

        For the year ended December 31, 2015, we invested $26 million in RPV Holdco related to the existing, unlevered portfolio of leases. For the year ended December 31, 2015, we also invested $36 million of our $150 million commitment in the tax equity-financed portfolios.

Operations and Maintenance Agreements

        Affiliates of NRG provide day-to-day operational and management support to certain of our project-level entities in accordance with operations and maintenance (O&M). The O&M agreements for which compensation paid by us or our affiliates exceeded $120,000 during fiscal year 2015 or is currently expected to exceed $120,000 are described in the table below. Under these O&M agreements, we generally pay an annual or monthly fee, which may be subject to annual adjustment, plus any reimbursable expenses. Each of the counterparties to the O&M agreements is an indirect wholly-owned subsidiary of NRG.

Project	Agreement Description	Approximate Compensation Paid for Fiscal Year 2015

Conventional

GenConn Devon	O&M Agreement, dated April 24, 2009	$2,586,755

GenConn Middletown	O&M Agreement, dated April 24, 2009	$1,860,061

El Segundo Energy Center	O&M Management Agreement, dated March 31, 2011	$3,900,000

Walnut Creek	O&M Agreement, dated July 1, 2011	$2,837,000

Thermal

NRG Energy Center Dover	Plant O&M Agreement, dated October 1, 2014	$2,014,468

NRG Energy Center Harrisburg	Plant O&M Agreement, dated October 1, 2014	$2,857,209

NRG Energy Center HCEC	Plant O&M Agreement, dated October 1, 2014	$1,431,401

NRG Energy Center Minneapolis	Plant O&M Agreement, dated October 1, 2014	$6,837,468

NRG Energy Center Omaha	Plant O&M Agreement, dated October 1, 2014	$3,424,322

NRG Energy Center Phoenix	Plant O&M Agreement, dated October 1, 2014	$3,148,693

NRG Energy Center Pittsburgh	Plant O&M Agreement, dated October 1, 2014	$2,205,511

NRG Energy Center Princeton	Plant O&M Agreement, dated October 1, 2014	$1,137,756

NRG Energy Center San Diego	Plant O&M Agreement, dated October 1, 2014	$613,294

NRG Energy Center San Francisco	Plant O&M Agreement, dated October 1, 2014	$4,101,768

NRG Energy Center Smyrna	Plant O&M Agreement, dated October 1, 2014	$364,596

NRG Energy Center Tucson	Plant O&M Agreement, dated October 1, 2014	$292,348

Utility-Scale Solar

Avenal	O&M Agreement, dated January 31, 2011	$394,459

Borrego	O&M Agreement, dated August 1, 2012	$385,710

Project	Agreement Description	Approximate Compensation Paid for Fiscal Year 2015

CVSR	O&M Agreement, dated September 30, 2011	$5,013,436

Wind

Elbow Creek	O&M Agreement, dated December 5, 2012	$1,497,733

Elkhorn Ridge	O&M Agreement, dated March 16, 2015	$398,744

Forward	O&M Agreement, dated February 3, 2006	$133,269

Goat Wind	O&M Agreement, dated February 18, 2008	$1,482,844

Laredo Ridge	O&M Agreement, dated May 27, 2010 (as amended and restated on December 24, 2015)	$658,758

Lookout	O&M Agreement, dated February 11, 2008	$185,903

Pinnacle	O&M Agreement, dated April 8, 2011	$399,796

San Juan Mesa	O&M Agreement, dated March 6, 2009	$687,068

Sleeping Bear	O&M Agreement, dated February 11, 2008	$294,987

South Trent	Management O&M Agreement, dated December 5, 2012	$722,884

Taloga	O&M Agreement, dated July 1, 2011	$533,143

Wildorado	O&M Agreement, dated February 11, 2008	$723,624

Asset Management and Administrative Services Agreements

        Affiliates of NRG provide day-to-day administrative support to certain of our project-level entities in accordance with asset management and administrative services agreements (ASAs). The ASAs for which compensation paid by us or our affiliates exceeded $120,000 during fiscal year 2015 or is currently expected to exceed $120,000 are described in the table below. Under these agreements, we generally pay an annual or monthly fee, which may be subject to annual adjustment, plus any reimbursable expenses. Each of the counterparties to the agreements is an indirect wholly-owned subsidiary of NRG.

Project	Agreement Description	Approximate Compensation Paid for Fiscal Year 2015

Conventional

El Segundo Energy Center	Project Administration Services Agreement, dated March 31, 2011(1)	$317,000

Marsh Landing	Administrative Services Agreement, dated April 2, 2009	$13,199,682

Walnut Creek	Asset Services Agreement, dated July 1, 2011	$204,000

Utility-Scale Solar

Alpine	Asset Management Agreement, dated March 15, 2012	$129,227

Wind

Buffalo Bear	Amended and Restated Services Agreement, dated September 15, 2011	$151,930

Forward	Services Agreement, dated January 1, 2012	$191,017

Laredo Ridge	Services Agreement, dated May 27, 2010	$153,351

Project	Agreement Description	Approximate Compensation Paid for Fiscal Year 2015

Lookout	Services Agreement, dated January 1, 2012	$191,017

Pinnacle	Amended and Restated Services Agreement, dated September 15, 2011	$163,732

Sleeping Bear	Services Agreement, dated January 1, 2012	$191,017

South Trent	Project Administration Agreement, dated August 16, 2010	$378,502

Spanish Fork	Services Agreement, dated February 1, 2012	$191,017

Taloga	Services Agreement, dated November 20, 2012	$151,930

(1)
NRG West Holdings LLC, our wholly-owned subsidiary and the owner of El Segundo Energy Center, is also a party to this agreement.

Power Sales and Energy Marketing Services Agreements

  NRG Dover Agreements

        NRG Energy Center Dover LLC (NRG Dover), one of our wholly-owned subsidiaries, has entered into a Power Sales and Services Agreement, dated as of May 12, 2003 (Dover Agreement), with NRG Power Marketing LLC (NRG Power Marketing), a wholly-owned subsidiary of NRG. Under the Dover Agreement, NRG Power Marketing has the exclusive right to (a) manage, market and sell power, (b) procure fuel and fuel transportation for operation of the Dover generating facility, to include for purposes other than generating power, (c) procure transmission services required for the sale of power, and (d) procure and market emissions credits for operation of the Dover generating facility.

        In addition, NRG Power Marketing has the exclusive right and obligation to direct the output from the generating facility, in accordance with and to meet the terms of any power sales contracts executed against the power generation of the Dover facility. Under the Dover Agreement, NRG Power Marketing pays NRG Dover gross receipts generated through sales, less costs incurred by NRG Power Marketing related to providing such services as transmission and delivery costs, as well as fuel costs. During 2011, the existing coal purchase contract expired and NRG Power Marketing entered into a new contract, which expired in December 2012, to purchase coal for the Dover facility. In July 2013, the originally coal-fueled plant was converted to become a natural gas facility. For the year ended December 31, 2015, NRG Dover purchased approximately $5.1 million of natural gas from NRG Power Marketing.

        Effective February 1, 2016, NRG Dover and NRG Power Marketing entered into a Contingent Toll Confirmation, whereby NRG Dover will sell, and NRG Power Marketing will purchase, unit-contingent energy and ancillary services from Dover's generating station. In addition, NRG Power Marketing will make a quarterly CO2 emissions payment to NRG Dover. The term of the Contingent Toll Confirmation concludes on December 31, 2018. NRG Power Marketing is expected to pay approximately $6 million during the year ending December 31, 2016 for the services under the Contingent Toll Confirmation, inclusive of the quarterly CO2 emissions payment.

  NRG Minneapolis Agreement

        NRG Energy Center Minneapolis LLC (NRG Minneapolis), one of our wholly-owned subsidiaries, has entered into an Energy Marketing Services Agreement, dated as of August 26, 2014 (Minneapolis Agreement), with NRG Power Marketing, a wholly-owned subsidiary of NRG. Under the Minneapolis Agreement, NRG Power Marketing has the exclusive right to procure fuel and fuel transportation for the operation of the Minneapolis facilities. Fuel procured by NRG Power Marketing is sold to NRG Minneapolis upon delivery. For the year ended December 31, 2015, NRG Minneapolis purchased approximately $8 million of natural gas from NRG Power Marketing.

Additional El Segundo Agreements

        El Segundo Energy Center LLC (ESEC), one of our wholly-owned subsidiaries, entered into an Amended and Restated Easement Agreement, effective as of March 31, 2011, with El Segundo Power II LLC, a wholly-owned subsidiary of NRG, for a parcel of real property located in the city of El Segundo, California. The easement is for the construction, operation and maintenance of sewer lines, as well as for the construction, operations and maintenance of right of way and facilities for lay down and staging areas for the project. The term of the agreement is over the life of the project. Under the agreement, ESEC is required to pay an annual fee, subject to adjustment. For the year ended December 31, 2015, ESEC paid $270,135 under this agreement.

        ESEC has entered into an Amended and Restated Ground Lease and Easement Agreement, effective as of March 31, 2011, with El Segundo Power, LLC, a wholly-owned subsidiary of NRG, for a parcel of real property in the city of El Segundo, California. The non-exclusive easements are for the construction, operation and maintenance of support infrastructure for the project. The initial term of the agreement is over the construction of the project through the twentieth anniversary of the commercial operations date. Under the agreement, ESEC is required to pay rent monthly, subject to annual adjustment. For the year ended December 31, 2015, ESEC paid $1,194,648 under this agreement.

Power Hedge Contracts

        Elbow Creek and Goat Wind, both subsidiaries of the Company, entered into power hedge contracts with NRG Texas Power LLC, a subsidiary of NRG, and generated approximately $16 million during the year ended December 31, 2015. The $16 million includes unrealized losses and gains, respectively, on forward contracts with NRG Texas Power LLC hedging the sale of power from the Elbow Creek wind facility extending through the end of 2015.

Third Amended and Restated Limited Liability Company Agreement of Yield LLC

        The following is a description of the material terms of Yield LLC's Third Amended and Restated Limited Liability Company Agreement (the LLC Agreement) which became effective at the time of the Recapitalization on May 14, 2015.

  Governance

        We serve as the sole managing member of Yield LLC. As such, we and effectively our Board, control the business and affairs of Yield LLC and are responsible for the management of its business.

  Voting and Economic Rights of Members

        Yield LLC has four classes of Units: Class A units, Class B units, Class C units and Class D units. Class A units and Class C units may be issued only to us as the sole managing member, and Class B units and Class D units may be issued only to NRG and held by NRG or its permitted transferees. Units of each of the four classes have equivalent economic and other rights, except that upon issuance, each holder of a Class B unit will also be issued a share of our Class B common stock, and each holder of a Class D unit will also be issued a share of our Class D common stock. Each Class B unit is exchangeable for a share of our Class A common stock and each Class D unit is exchangeable for a share of our Class D common stock, in each case subject to equitable adjustments for stock splits, dividends and reclassifications in accordance with the terms of the Exchange Agreement (as described below).

        Net profits and net losses and distributions by Yield LLC are allocated and made to holders of units in accordance with the respective number of membership units of Yield LLC held. Generally,

Yield LLC will make distributions to us and NRG for the purpose of funding tax obligations in respect of income of Yield LLC that is allocated to the members of Yield LLC. For the year ended December 31, 2015, Yield LLC made approximately $68 million in distributions to us and approximately $70 million in distributions to NRG.

  Coordination With Yield LLC

        Any time we issue a share of Class A common stock or a share of our Class C common stock for cash, the net proceeds therefrom will promptly be transferred to Yield LLC and Yield LLC will either:

  •
  transfer a newly issued Class A unit of Yield LLC to us in the case of the issuance of a share of Class A common stock, or a newly issued Class C unit of Yield LLC to us in the case of the issuance of a share of Class C common stock; or

  •
  use the net proceeds to purchase a Class B unit of Yield LLC from NRG in the case of the issuance of a share of Class A common stock, which Class B unit will automatically convert into a Class A unit of Yield LLC when transferred to us, or a Class D unit of Yield LLC from NRG in the case of the issuance of a share of Class C common stock, which Class D unit will automatically convert into a Class C unit of Yield LLC when transferred to us.

        If we elect to redeem any shares of our Class A common stock or Class C common stock for cash, Yield LLC will, immediately prior to such redemption, redeem an equal number of Class A units or Class C units, as applicable, held by us upon the same terms and for the same price, as the shares of Class A common stock so redeemed.

Exchange Agreement

        We entered into an Exchange Agreement with NRG which was amended and restated in connection with the completion of the Recapitalization (as amended and restated, the Exchange Agreement). Under the Exchange Agreement, NRG (and certain permitted assignees and permitted transferees who acquire Class B units or Class D units of Yield LLC) may from time to time cause Yield LLC to exchange their Class B units for shares of our Class A common stock on a one-for-one basis, subject to adjustments for stock splits, stock dividends and reclassifications, or exchange their Class D units for shares of our Class C common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications.

        When NRG or its permitted transferee exchanges a Class B unit of Yield LLC for a share of our Class A common stock, we will automatically redeem and cancel a corresponding share of our Class B common stock and the Class B unit will automatically convert into a Class A unit when issued to us; similarly, when NRG or its permitted transferee exchanges a Class D unit of Yield LLC for a share of our Class C common stock, we will automatically redeem and cancel a corresponding share of our Class D common stock and the Class D unit will automatically convert into a Class C unit when issued to us. As result, when a holder exchanges its Class B units for shares of our Class A common stock, or its Class D units for shares of our Class C common stock, our interest in Yield LLC will be correspondingly increased.

Registration Rights Agreement

        We have entered into a registration rights agreement with NRG, which was amended and restated in connection with the completion of the Recapitalization (as amended and restated, the Registration Rights Agreement). Under the Registration Rights Agreement, NRG and its affiliates are entitled to demand registration rights, including the right to demand that a shelf registration statement be filed, and "piggyback" registration rights, for shares of our Class A common stock that are issuable upon exchange of Class B units of Yield LLC that NRG owns and shares of our Class C common stock that are issuable upon exchange of the Class D units of Yield LLC that NRG owns.

Procedures for Review, Approval and Ratification of Related Person Transactions; Conflicts of Interest

        Our Board has adopted a written Related Person Transaction Policy (Policy) that provides that the Corporate Governance, Conflicts and Nominating Committee will periodically review all related person transactions that are required to be disclosed under SEC rules and, when appropriate, initially authorize or ratify all such transactions. See "Governance of the Company — Corporate Governance, Conflicts and Nominating Committee."

        The Policy operates in conjunction with our Code of Conduct and is applicable to all transactions, arrangements or relationships in which: (a) the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year; (b) the Company is a participant; and (c) any Related Person (as that term is defined in Item 404 under Regulation S-K of the Securities Act of 1933, as amended) has or will have a direct or indirect interest (Related Person Transaction).

        In determining whether to recommend the initial approval or ratification of a Related Person Transaction, the Corporate Governance, Conflicts and Nominating Committee considers all of the relevant facts and circumstances available, including (if applicable) but not limited to: (a) whether there is an appropriate business justification for the transaction; (b) the benefits that accrue to us as a result of the transaction; (c) the terms available to unrelated third parties entering into similar transactions; (d) the impact of the transaction on director independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director or an immediate family member of a director is a partner, stockholder, member or executive officer); (e) the availability of other sources for comparable products or services; (f) whether it is a single transaction or a series of ongoing, related transactions; and (g) whether entering into the transaction would be consistent with the Related Person Transaction Policy.

        If the aggregate amount involved is expected to be less than $500,000, the transaction may be approved or ratified by the Chair of the Corporate Governance, Conflicts and Nominating Committee.

        As part of its review of each Related Person Transaction, the Corporate Governance, Conflicts and Nominating Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than the terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person's interest in the transaction. This Policy also provides that certain transactions, based on their nature and/or monetary amount, are deemed to be pre-approved or ratified by the Corporate Governance, Conflicts and Nominating Committee and do not require separate approval or ratification.

        Transactions involving ongoing relationships with a Related Person will be reviewed and assessed at least annually by the Corporate Governance, Conflicts and Nominating Committee to ensure that such Related Person Transactions remain appropriate and in compliance with the Committee's guidelines.

        The Committee's activities with respect to the review and approval or ratification of all Related Person Transactions are reported periodically to the Board. Any transaction between us and any Related Person, including NRG, will be subject to the prior review and approval of our Corporate Governance, Conflicts and Nominating Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent stockholders also are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

        Based solely upon a review of the copies of such forms furnished to us and any written representations that no Forms 5 were required, we believe that all Section 16(a) filing requirements were timely met during the 2015 fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of the Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

 EXECUTIVE COMPENSATION

Compensation of Our Executive Officers

        We are a majority-owned subsidiary of NRG consisting of various parts of NRG's business that have been contributed to us in connection with our IPO in July 2013. We have not incurred any cost or liability with respect to compensation of our executive officers and do not directly employ any of the persons responsible for managing our business. We have entered into a Management Services Agreement with NRG described in "Certain Relationships and Related Person Transactions — Management Services Agreement," pursuant to which NRG has agreed to provide, or arrange for other service providers to provide, management and administration services to us.

        Our officers manage the day-to-day affairs of our business and are employed and compensated by NRG or a subsidiary of NRG. Each person serving as one of our executive officers is also an executive officer of NRG. The Management Services Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling NRG's obligations to us under the Management Services Agreement. Accordingly, NRG has informed us that it cannot identify the portion of compensation awarded to our executive officers by NRG that relates solely to their services to us, as NRG does not compensate its employees specifically for such services. The responsibility and authority for compensation-related decisions for our executive officers resides with the NRG compensation committee. NRG has the ultimate decision-making authority with respect to the total compensation of the executive officers that are employed by NRG. Any such compensation decisions will not be subject to any approvals by our Board or any committees thereof. Additionally, while we have adopted the NRG Yield, Inc. Amended and Restated 2013 Equity Incentive Plan (Plan), we do not at this time intend to allow our executive officers to participate in the Plan. We expect that future compensation for our executive officers will be determined and structured in a manner similar to that then currently used by NRG to compensate its executive officers. We do not reimburse NRG for compensation related expenses attributable to the executive officer's time dedicated to providing services to us. Our executive officers, as well as the employees of NRG who provide services to us, may participate in employee benefit plans and arrangements sponsored by NRG, including plans that may be established in the future. Certain of our executive officers and certain employees of NRG who provide services to us currently hold grants under NRG's equity incentive plans.

Compensation of Our Directors

        The officers of NRG who also serve as our directors do not receive additional compensation for their service as one of our directors. Our directors who are not officers or employees of NRG receive compensation as "non-employee directors" as set by our Board.

        Each non-employee director who is not also an officer of NRG receives total annual compensation of $160,000. As Lead Independent Director and Chair of each of our Audit Committee, Compensation Committee and Corporate Governance, Conflicts and Nominating Committee during the 2015 fiscal year, Mr. Chlebowski received an additional $35,000. Mr. Ford and Ms. McClean became Chairs of the Audit Committee and the Corporate Governance, Conflicts and Nominating Committee, respectively, in December 2015. However, they did not receive additional compensation for their roles as Chairs in the 2015 fiscal year. The Compensation Committee is currently evaluating compensation for the Chairs of the Committees for the 2016 fiscal year.

        In the 2015 fiscal year, our non-employee directors received 50 percent of their total annual compensation in the form of cash and the remaining 50 percent in the form of DSUs issued under the Plan, as discussed below. Each DSU issued in the 2015 fiscal year is equivalent in value to one share of Class C common stock and represents the right to receive one such share of Class C common stock payable at the time elected by the director, or in the event the director does not make an election with respect to payment, when the director ceases to be a member of the Board.

        In addition, our directors are reimbursed for out-of-pocket expenses in connection with attending meetings of the Board or its committees. As a general matter, we expect that in the future each non-employee director who is not also an officer of NRG will receive grants of equity-based awards upon appointment to our Board and from time to time thereafter for so long as he or she serves as a director.

        Each member of our Board is indemnified for his or her actions associated with being a director to the fullest extent permitted under Delaware law. In addition, we have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Delaware law.

Director Compensation
Fiscal Year Ended December 31, 2015

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
John F. Chlebowski(2)	—	$221,150	$221,150
Brian R. Ford	$80,000	$94,245	$174,245
Ferrell P. McClean(2)	—	$177,011	$177,011

(1)
Reflects the grant date fair value of DSUs awarded and DERs received in 2015 determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation, the full amount of which is recorded as a compensation expense in the income statement for the 2015 fiscal year. For all directors, the grant date fair value of the DSUs that are payable in Class C common stock was based on the closing price of our Class C common stock, which was $27.11 per share of Class C common stock on June 1, 2015. All DSUs held by the directors are payable upon termination of service as a Board member.

The following table sets forth the aggregate number of stock awards (DSUs and DERs) held by each of the non-employee directors as of December 31, 2015.

Name	Class A Stock Awards
John F. Chlebowski	11,016
Brian R. Ford	4,911
Ferrell P. McClean	9,820

Name	Class C Stock Awards
John F. Chlebowski	18,457
Brian R. Ford	7,963
Ferrell P. McClean	15,924
(2)
Mr. Chlebowski and Ms. McClean each elected to receive the cash portion of their director compensation in the form of DSUs that are payable in Class C common stock. Mr. Chlebowski elected to receive his $35,000 compensation for serving as Lead Independent Director and Chair of the Audit, Compensation, and Corporate Governance, Conflicts and Nominating Committees in the 2015 fiscal year in the form of DSUs that are payable in Class C common stock.

Amended and Restated 2013 Equity Incentive Plan

Summary

        In connection with our initial public offering in July 2013, we adopted the 2013 Equity Incentive Plan, which was amended and restated in May 2015 (the Plan) in connection with the Recapitalization to reflect the addition of the new Class C common stock and to increase the total number of shares of common stock available for grants. The purpose of the Plan is to promote the long-term growth and profitability of the Company and its subsidiaries by providing certain directors, officers, employees and consultants of the Company incentives to maximize stockholder value and to enable us to attract, retain, and reward the best available persons for positions of responsibility. The Plan is a comprehensive incentive compensation plan that permits us to grant both equity-based and non-equity based compensation awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, DSUs and other stock-based and cash-based awards. Subject to the terms of the Plan, the specific terms and conditions of any award will be established in the discretion of the Compensation Committee at the time of grant and set forth in an award agreement issued to the participant. The aggregate number of shares of our Class A common stock and Class C common stock which will be issued or used for reference purposes under the Plan, or with respect to which awards may be granted, will not exceed 2,000,000 shares.

        We do not currently expect that Company equity awards will be used to compensate any of our executive officers. However, we have granted DSUs to our non-employee directors under the Plan and we may choose to grant equity incentive awards in us to our executive officers at a future date.

Change in Control

        Unless determined otherwise by the Compensation Committee, all outstanding awards will become fully vested and exercisable until the awards otherwise expire if we undergo a change in control. For purposes of the Plan, a change in control is deemed to occur in any one of the following events: (a) any person or entity becoming the direct or indirect beneficial owner of 50% or more of our voting stock, (b) directors serving on the board of directors as of a specified date cease to constitute at least a majority of the board of directors unless such directors are approved by a vote of at least two-thirds (2/3) of the incumbent directors, provided that a person whose assumption of office is in connection with an actual or threatened election contest or actual or threatened solicitation of proxies including by reason of agreement intended to avoid or settle such contest shall not be considered to be an incumbent director, (c) any reorganization, merger, consolidation, sale of all or substantially all of our assets or other transaction is consummated and our previous stockholders fail to own at least 50% of the combined voting power of the resulting entity (Business Combination) or (d) the stockholders approve a plan or proposal to liquidate or dissolve us.

        If a change in control occurs as a result of a Business Combination described above, then the Compensation Committee may cancel any or all outstanding options under the Plan by paying the option holders an amount equal to the portion of the consideration, if any, that would have been payable to them pursuant to the transaction if their options had been fully exercised immediately prior to the transaction, less the aggregate exercise price of their options; or, if the options are underwater, cancel the options for no consideration or payment of any kind. Payments in exchange for options may be made in cash, securities, or other Company property as determined by the Compensation Committee in its sole discretion.

Clawback

        If we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirements under the securities laws, then any participant who has been paid an award under the Plan based upon the affected report will be required to repay such award at the discretion of the Board.

AUDIT COMMITTEE REPORT

        The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company's financial reporting process. The Audit Committee's function is more fully described in its charter, which the Board has adopted. The Audit Committee reviews the charter on an annual basis. The Board annually reviews the New York Stock Exchange listing standards' definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board has also determined that in 2015 each of the three members of the Audit Committee, John F. Chlebowski, Ferrell P. McClean and Brian R. Ford, meets the requirements of an "audit committee financial expert."

        Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company's independent registered public accounting firm for the fiscal year 2015, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with Generally Accepted Accounting Principles and auditing the Company's Internal Controls over Financial Reporting.

        The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2015 with the Company's management and has discussed with KPMG LLP the matters required to be discussed by the PCAOB Auditing Standard No. 16, as amended, "Communication with Audit Committees." In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by PCAOB Auditing Standard No. 16, as amended, "Communication with Audit Committees," and the Audit Committee has discussed with KPMG LLP their independence.

        Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the Securities and Exchange Commission.

Audit Committee:
Brian R. Ford, Chair John F. Chlebowski Ferrell P. McClean

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Nonaudit Fees

        The following table presents fees for professional services rendered by KPMG LLP, our principal independent registered public accounting firm, for the years ended December 31, 2015, and December 31, 2014.

	Year Ended December 31,
	2015	2014
	(In thousands)
Audit Fees	$2,280	$1,714
Audit-Related Fees	—	—
Tax Fees	261	—
All Other Fees	—	—

Total	$2,541	$1,714

Audit Fees

        For 2015 and 2014 audit services, KPMG LLP billed us approximately $2,280,000 and $1,713,500, respectively, for the integrated audit of the Company's consolidated financial statements, Internal Controls over Financial Reporting, and the review of the Company's quarterly consolidated financial statements on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States), and in connection with subsidiary financial statement audits.

Audit-Related Fees

        For 2015 and 2014, there were no audit-related fees billed to us by KPMG LLP.

Tax Fees

        For 2015 tax fees, KPMG LLP billed us approximately $261,000 for tax compliance. There were no tax fees billed to us by KPMG LLP for 2014.

All Other Fees

        There were no other fees billed to us by KPMG LLP for 2015 or 2014.

Policy on Audit Committee Pre-approval

        The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible nonaudit services provided by the independent registered public accounting firm.

        The Audit Committee will annually review and pre-approve services that are expected to be provided by the independent registered public accounting firm. The term of the pre-approval will be 12 months from the date of the pre-approval, unless the Audit Committee approves a shorter time period. The Audit Committee may periodically amend and/or supplement the pre-approved services based on subsequent determinations.

        Unless the Audit Committee has pre-approved Audit Services or a specified category of nonaudit services, any engagement to provide such services must be pre-approved by the Audit Committee if it is to be provided by the independent registered public accounting firm. The Audit Committee must also pre-approve any proposed services exceeding the pre-approved budgeted fee levels for a specified type of service.

        The Audit Committee has authorized its Chair to pre-approve services in amounts up to $100,000 per engagement. Engagements exceeding $100,000 must be approved by the full Audit Committee. Engagements pre-approved by the Chair are reported to the Audit Committee at its next scheduled meeting.

 REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR NEXT YEAR'S ANNUAL MEETING

        In order for a stockholder proposal to be considered for inclusion in our Proxy Statement for next year's Annual Meeting, our Corporate Secretary must receive the proposal no later than the close of business on November 16, 2016, which is the 120th day prior to the first anniversary of the date on which this Proxy Statement was first released to our stockholders in connection with the 2016 Annual Meeting. If we change the date of the 2017 Annual Meeting of Stockholders by more than 30 days from the anniversary of this year's annual meeting, stockholder proposals must be received a reasonable time before we begin to print and mail the proxy materials for the 2017 Annual Meeting in order to be considered for inclusion in our Proxy Statement. Proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, NRG Yield, Inc., 211 Carnegie Center, Princeton, New Jersey 08540. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC's regulations regarding the inclusion of stockholder proposals in Company sponsored proxy materials.

        Alternatively, stockholders intending to present a proposal or nominate a director for election at next year's Annual Meeting without having the proposal or nomination included in our Proxy Statement must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year's Annual Meeting, unless the 2017 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date. Accordingly, for our 2017 Annual Meeting, our Corporate Secretary must receive the proposal or nomination no earlier than December 27, 2016 and no later than the close of business on January 26, 2017, unless the 2017 Annual Meeting is held earlier than March 27, 2017 or later than July 5, 2017, in which case the proposal or nomination should be received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to the date of the 2017 Annual Meeting or (b) the 10th day following the day on which the date of the 2017 Annual Meeting is first publicly announced by the Company. The proposal or nomination must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary. If the stockholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NRG YIELD, INC.

        NRG Yield, Inc., a Delaware corporation (the "Corporation"), hereby certifies that:

          1.     Section 1 of Article TEN of the Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

      Removal of Directors.    Subject to the rights, if any, of the holders of any series of Preferred Stock to remove directors (with or without cause) and fill the vacancies thereby created (as specified in any duly authorized certificate of designation of any series of Preferred Stock), no director may be removed from office with or without cause except ~~for cause and~~ by the affirmative vote of the holders of a majority of the votes entitled to be cast by all shares of Common Stock then outstanding voting as a single class. Notwithstanding the foregoing, if the holders of any class or series of capital stock are entitled by the provisions of this Certificate (including any duly authorized certificate of designation of any series of Preferred Stock) to elect one or more directors, such director or directors so elected may be removed with or without cause by the vote of the holders of a majority of the votes entitled to be cast by all outstanding shares of that class or series entitled to vote.

          2.     The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

[Signature Page Follows]

A-1

        In witness whereof, the Corporation has caused this certificate to be signed by its duly authorized officer on the date set forth below.

NRG YIELD, INC.
By:
Name:
Title:
Date:

A-2

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 25, 2016. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/NYLD • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - John F. Chlebowski 02 - Mauricio Gutierrez 03 - Kirkland B. Andrews 04 - Brian R. Ford 05 - Ferrell P. McClean 06 - Christopher S. Sotos ForAgainst Abstain ForAgainst Abstain 2. To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation. 3. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2016 fiscal year. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 2 6 5 5 2 7 1 02984B MMMMMMMMM B A Annual Meeting Proxy Card 1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Proxy — NRG Yield, Inc. ANNUAL MEETING OF STOCKHOLDERS April 26, 2016, 9:00 A.M. (Eastern Time) The Ritz-Carlton, Philadelphia 10 Avenue of the Arts Philadelphia, Pennsylvania 19102 This Proxy/Voting Instruction Card is Solicited on Behalf of the Board of Directors of NRG Yield, Inc. for the 2016 Annual Meeting of Stockholders. The undersigned hereby constitutes and appoints Mauricio Gutierrez and Brian E. Curci, and each of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of Class A common stock, $0.01 par value, Class B common stock, $0.01 par value, Class C common stock, $0.01 par value and Class D common stock, $0.01 par value, of NRG Yield, Inc. (the “Company”), that the undersigned would be entitled to vote if personally present at the 2016 Annual Meeting of Stockholders of the Company to be held on April 26, 2016, at 9:00 a.m. (Eastern Time) at The Ritz-Carlton, Philadelphia, 10 Avenue of the Arts, Philadelphia, Pennsylvania 19102, and at any and all adjournments or postponements thereof (the “Meeting”), as herein specified and in such proxyholder’s discretion upon any other matter that may properly come before the Meeting including without limitation to vote on the election of such substitute nominees as such proxies may select in the event nominee(s) named on their card become(s) unable to serve as director. By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned. THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED UNDER PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. (Continued and to be signed on the other side) Non-Voting Items Change of Address — Please print new address below. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. C